                                                                    EXHIBIT 99.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          SUBMICRON SYSTEMS CORPORATION
                  AND CERTAIN OF ITS SUBSIDIARIES NAMED HEREIN,

                                   AS SELLERS,

                                       AND

                                   AKRION LLC,

                                  AS PURCHASER

                           DATED AS OF AUGUST 31, 1999


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                                TABLE OF CONTENTS

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
1.               PURCHASE AND SALE OF ASSETS......................................................................2
                 1.1          Purchase and Sale...................................................................2
                 1.2          Excluded Assets.....................................................................4
                 1.3          Purchase Price......................................................................4
                 1.4          Payment of Purchase Price...........................................................6
                 1.5          Assumption of Certain Liabilities...................................................6
                 1.6          Obligations Not Assumed.............................................................7
                 1.7          Closing.............................................................................9
                 1.8          Transactions and Documents Delivered at Closing.....................................9
                 1.9          Intercompany Accounts..............................................................10

2.               ADDITIONAL AGREEMENTS...........................................................................10
                 2.1          Purchaser's Access and Inspection..................................................10
                 2.2          Confidentiality....................................................................11
                 2.3          Cooperation; Post-Closing Access...................................................11
                 2.4          Expenses...........................................................................13
                 2.5          Payment of Taxes...................................................................13
                 2.6          Publicity..........................................................................14
                 2.7          Submission For Bankruptcy Court Approval...........................................14
                 2.8          Covenant Against Competition.......................................................15
                 2.9          Transferred Employees; Severance...................................................16
                 2.10         Employee Pension Plans and Other Liabilities.......................................19
                 2.11         Right to Hire......................................................................19
                 2.12         Benefits for Transferred Employees.................................................19
                 2.13         Regulatory Compliance..............................................................20
                 2.14         Consents; Assignments..............................................................21
                 2.15         Release of Liens...................................................................22
                 2.16         Supplemental Disclosure............................................................22
                 2.17         Overbid Provisions.................................................................23
                 2.18         Allocation of Purchase Price.......................................................26
                 2.19         Collection of Receivables..........................................................26
                 2.20         Tax Certificates...................................................................26
                 2.21         Intercreditor Agreement............................................................27

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
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3.               REPRESENTATIONS AND WARRANTIES OF THE SUBMICRON GROUP...........................................27
                 3.1          Disclosure Schedules...............................................................27
                 3.2          Organization and Compliance........................................................27
                 3.3          Enforceability of Agreement........................................................28
                 3.4          No Inconsistent Obligations........................................................28
                 3.5          Consents...........................................................................29
                 3.6          Possession of Franchises, Licenses, Etc............................................29
                 3.7          Title to Properties................................................................30
                 3.8          Receivables........................................................................30
                 3.9          Personal Property; Inventory.......................................................31
                 3.10         Real Property......................................................................31

                 3.11         Authority to Conduct Business and Intellectual Property Rights.....................33
                 3.12         Material Contracts.................................................................35
                 3.13         Contingencies......................................................................36
                 3.14         Taxes..............................................................................36
                 3.15         Employment and Labor Matters.......................................................37
                 3.16         Employee Benefit Matters...........................................................41
                 3.17         Environmental Matters..............................................................43
                 3.18         Assets.............................................................................47
                 3.19         Customers and Suppliers............................................................47
                 3.20         SEC Reports; Financial Statements..................................................48
                 3.21         Absence of Undisclosed Liabilities.................................................49
                 3.22         Absence of Adverse and Other Changes...............................................49
                 3.23         Insurance..........................................................................50
                 3.24         Full Disclosure....................................................................50
                 3.25         Brokers............................................................................51
                 3.26         Affiliate Relations................................................................51

4.               REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................................................51
                 4.1          Organization.......................................................................51
                 4.2          Authorization; No Inconsistent Agreements..........................................51
                 4.3          Consents...........................................................................52
                 4.4          Brokers............................................................................52

5.               CONDUCT OF SELLERS' BUSINESS PENDING CLOSING....................................................52
                 5.1          Business in Ordinary Course........................................................52
                 5.2          No Material Changes................................................................54
                 5.3          Compensation of Employees..........................................................54
                 5.4          General Prohibitions...............................................................55


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
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6.               CONDITIONS TO OBLIGATIONS OF PURCHASER..........................................................55
                 6.1          Proceedings and Documents Satisfactory.............................................55
                 6.2          Representations and Warranties.....................................................55
                 6.3          Compliance with Agreements and Conditions..........................................55
                 6.4          Certificates of Sellers............................................................56
                 6.5          Resolutions........................................................................56
                 6.6          Required Consents and Assigned Contracts...........................................56
                 6.7          No Inconsistent Requirements.......................................................56
                 6.8          Permits............................................................................56
                 6.9          Material Customer Loss.............................................................56
                 6.10         Release of Liens...................................................................56
                 6.11         Hart-Scott-Rodino..................................................................56
                 6.12         Ancillary Documents................................................................57
                 6.13         Bankruptcy Court Orders............................................................57
                 6.14         Change of Corporate Name...........................................................57
                 6.15         Claim Consideration................................................................58
                 6.16         Disregard Entity...................................................................58
                 6.17         Retention Agreements...............................................................58
                 6.18         Equinox DIP Financing..............................................................58

7.               CONDITIONS TO OBLIGATIONS OF SELLERS............................................................59
                 7.1          Representations and Warranties.....................................................59
                 7.2          Compliance with Agreements and Conditions..........................................59
                 7.3          Certificate of Purchaser...........................................................59
                 7.4          Resolutions........................................................................59
                 7.5          No Inconsistent Requirements.......................................................59
                 7.6          Hart-Scott-Rodino..................................................................59
                 7.7          Bankruptcy Court Orders............................................................59
                 7.8          Claim Consideration................................................................60

8.               INDEMNITIES.....................................................................................60
                 8.1          Indemnification of Purchaser.......................................................60
                 8.2          Indemnification of Sellers.........................................................61
                 8.3          Defense of Claims..................................................................62
                 8.4          Adjustment to Purchase Price.......................................................63
                 8.5          Limitation on Indemnification......................................................63
                 8.6          Purchaser's Knowledge..............................................................64

9.               SURVIVAL OF REPRESENTATIONS.....................................................................64
                 9.1          Survival...........................................................................64


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
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10.              TERMINATION.....................................................................................65
                 10.1         Termination........................................................................65
                 10.2         Effect of Termination..............................................................67
                 10.3         Termination Payment................................................................67

11.              MISCELLANEOUS...................................................................................68
                 11.1         Notices............................................................................68
                 11.2         Counterparts.......................................................................69
                 11.3         Entire Agreement...................................................................69
                 11.4         Governing Law......................................................................69
                 11.5         Partial Invalidity and Severability................................................69
                 11.6         Headings...........................................................................70
                 11.7         Time of Performance................................................................70
                 11.8         Submission to Jurisdiction.........................................................70
                 11.9         Enforceability; Successors and Assigns.............................................70
                 11.10        Waiver, Extension..................................................................70
                 11.11        Remedies, No Waiver................................................................70
                 11.12        No Third-Party Rights..............................................................71
                 11.13        Miscellaneous......................................................................71

12.              INDEX OF DEFINITIONS............................................................................72

LISTING OF APPENDICES...........................................................................................L-1

LISTING OF EXHIBITS.............................................................................................L-2

LISTING OF DISCLOSURE SCHEDULES.................................................................................L-3

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                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of August 31, 1999 (this "Agreement"), by and among SubMicron Systems Corporation (the "Company"), on behalf of itself and the Akrion Entities (as defined in Section 1.1(l) below), and its subsidiaries, SubMicron Systems, Inc. ("Systems"), SubMicron Wet Process Stations, Inc. ("Wet Process Stations"), and SubMicron Systems Holdings I, Inc. (the "Domestic Subsidiaries," together with the Akrion Entities) the "Subsidiaries," and the Domestic Subsidiaries together with the Company, "Sellers"), and Akrion LLC ("Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the SubMicron Group (as defined in Section 11.13 below) is engaged in the business of designing, developing, manufacturing, selling, distributing, and marketing advanced wet surface preparation and cleaning equipment used in the manufacture of microelectronic devices and the production of raw silicon wafers (the "Manufacturing Business"); and

                  WHEREAS, Sellers intend to file voluntary petitions for reorganization relief (the "Petitions," and the date such Petitions are filed, the "Petition Date") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

                  WHEREAS, Purchaser desires to purchase and assume from Sellers, and Sellers desire to sell, convey, assign, and transfer to Purchaser, substantially all of the assets and properties of Sellers, including the assets and properties relating to the Manufacturing Business, together with only those obligations and liabilities set forth in Section 1.5 (and, as set forth in Section 1.6, no other obligations or liabilities of Sellers), all in the manner and subject to the terms and conditions set forth herein and in accordance with sections 105, 363, and 365 of the Bankruptcy Code;

                  NOW, THEREFORE, for and in consideration of the foregoing and the respective representations, warranties, and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.       PURCHASE AND SALE OF ASSETS.

         1.1 PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.7 below) Sellers shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase and accept from Sellers, Sellers' rights, title, and interests in and to substantially all of the assets, properties, and rights of Sellers, including, without limitation, all of Sellers' assets, properties, and rights related to the Manufacturing Business (except as otherwise set forth in this Agreement, including, without limitation, Sections 1.2, 1.6, 1.9, 2.4, 2.5, 2.9, 2.10, and 2.12), wherever located, whether tangible or intangible, as the same shall exist on the Closing Date (such rights, title, and interests in and to all such assets, properties, and rights, being collectively referred to herein as the "Transferred Assets"), free and clear of all Liens (as defined in
Section 3.7 below), other than Permitted Encumbrances (as defined in Section 3.7 below). The Transferred Assets shall include, without limitation, all of Sellers' rights, title, and interests in and to the assets, properties, and rights described in clauses (a) through (l) below (but shall specifically exclude those assets, properties, and rights set forth in this Agreement, including, without limitation, Sections 1.2 and 1.6 below):

                  (a) all of Sellers' real property and the structures, improvements, buildings, and fixtures located thereon, and all of Sellers' interests in real property, including, without limitation, all leaseholds, easements, rights of way, licenses and other interests in real property, described in Appendix 1.1(a) attached hereto (collectively, the "Real Property");

                  (b) all of Sellers' machinery, equipment, spare parts, computers, tools, vehicles, furniture, office equipment (including telecommunication equipment and any associated phone numbers) and other tangible personal property and any warranties or service contracts associated therewith, including, without limitation, all of such assets described and identified in Appendix 1.1(b) attached hereto, with only such additions and deletions as may occur in the ordinary course of the Manufacturing Business in accordance with
Section 5 below between the date hereof and the Closing Date (collectively, the "Personal Property");

                  (c) all of Sellers' inventories of raw materials, work-in-process and finished goods or products used, useable or otherwise saleable in the ordinary course of the Manufacturing Business in existence as of the Closing (the "Inventories");

                  (d) all of Sellers' notes receivable, accounts receivable (including, without limitation, advances to Transferred Employees and deposits-receivables), security or collateral therefor, and insurance proceeds related to the Manufacturing Business or the Transferred Assets (the "Receivables");


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                  (e) all of Sellers' information of any nature (whether
confidential, proprietary or otherwise), including information relating to the Manufacturing Business, including, without limitation: (i) trade secrets, technical information, inventions, formulae, show-how, know-how, designs, processes, patents, confidential or proprietary business information, industrial designs (including design patents), patent applications, patent disclosures, and copyrights, and all improvements thereof and all registrations and pending applications thereof (as applicable), (ii) all data, files, books, records, data processing records, employment and personnel records (or copies thereof), credit records, financial records, accounting records, litigation records, tax returns (or copies thereof), advertising and marketing data, brochures, materials and records, customer lists, order information, computer software, technical manuals and documentation made or used in connection with any of the foregoing, and licenses or rights with respect to the foregoing, and (iii) all of Sellers' other information and intangible property rights relating to the Manufacturing Business and the Transferred Assets;

                  (f) all of Sellers' trademarks, service marks, logos, designs, and trade names of any nature, including those used or useable in the Manufacturing Business (including, without limitation, Sellers' corporate name), all registrations and pending applications therefor in the United States Patent and Trademark Office, any state of the United States, or any other governmental entity, and all goodwill symbolized thereby and associated therewith;

                  (g) all of Sellers' right, title, and interest under any Open Purchase Orders (as defined in Section 1.2 below), contracts, arrangements, leases, licenses, and agreements which relate to, or are used in the Manufacturing Business (which will be assumed by Sellers and assigned to Purchaser pursuant to the Sale Order) (together with the agreements referred to in Section 1.1(h) below, collectively, the "Assigned Contracts");

                  (h) all of Sellers' right, title, and interest under any Open Purchase Orders, contracts, arrangements, leases, licenses, and agreements relating to, or used in, the Manufacturing Business which are entered into after the date hereof in the ordinary course of the Manufacturing Business at prices and on terms consistent with the prior operating practices of Sellers (which will be assumed by Sellers and assigned to Purchaser pursuant to the Sale Order); provided, however, that Sellers must promptly disclose to Purchaser any such Open Purchase Order, contract, arrangement, lease, license, or agreement which is described in Sections 3.12(i)-(x) hereof;

                  (i) all rights, choses in action, and claims against third parties, whether known or unknown, matured or unmatured, accrued or contingent, which relate to, or arise from, the conduct of the Manufacturing Business;


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

                  (j) all deposits, refunds-receivables, prepaids, and other assets of similar nature related to, or arising from the conduct of, the Manufacturing Business (the "Prepaids");

                  (k) all of Sellers' right, title, and interest in and to all Permits (as defined in Section 3.6 below), including, without limitation, certificates of occupancy necessary for or related to the Manufacturing Business; and

                  (l) all of Sellers' right, title, and interest in the capital stock of Akrion (S) Pte Ltd., Akrion Korea Ltd., and Taiwan Akrion Co., Ltd. (the "Akrion Entities") and any of the items listed in this Section 1.1 with respect to the Akrion Entities.

         1.2 EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the Transferred Assets do not and shall not include: (i) cash or securities, (ii) the capital stock of any affiliate or subsidiary of the Company (other than the capital stock of the Akrion Entities), (iii) corporate minute books and stock books (other than corporate minute books and stock books for the Akrion Entities), (iv) all of Sellers' claims, demands, and causes of action arising under Chapter 5 of the Bankruptcy Code, (v) insurance proceeds not related to the Transferred Assets or the Manufacturing Business, (vi) refunds for Taxes relating to periods ending on or prior to the Closing, (vii) any warranty, service or maintenance agreements or obligations relating to goods or services sold or rendered by the SubMicron Group prior to the Closing Date (other than with respect to purchase orders pursuant to which the SubMicron Group remains entitled to any payments thereunder from any customer (the "Open Purchase Orders")), (viii) any Closed Purchase Orders (as defined in Section 1.6(b)), and (ix) the items identified in Appendix 1.2 (collectively, the "Excluded Assets"). Purchaser and the SubMicron Group agree that, at any time prior to the Sale Hearing, upon reasonable notice to Sellers, Purchaser may alter, amend or modify (including, but not limited to, making additions and deletions to) Appendix 1.2 hereto (i) to reflect any information which Purchaser becomes aware of between the date hereof and the Closing with respect to any assets or liabilities of the SubMicron Group existing as of the date hereof, and
(ii) to add to, or delete from, Appendix 1.2 hereto any items identified therein with a value not to exceed $150,000 in the aggregate (except as otherwise provided in (i) of this sentence); provided, however, that any contract that has been assumed or rejected by Sellers cannot subsequently be removed or added from Appendix 1.2, as the case may be.

         1.3 PURCHASE PRICE. The purchase price payable by Purchaser to the Company on behalf of Sellers for the Transferred Assets (the "Purchase Price") shall be equal to:

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                  (a) subject to Section 1.3(f) below, the sum of (i)
$5,500,000, (ii) the amount of the Greyrock Debt (as defined in Section 1.4(b) below), (iii) the amount of any indebtedness owed to Greyrock (as defined in
Section 1.4(b) below) pursuant to the Greyrock DIP Financing (as defined in
Section 1.4(b) below), and (iv) $850,000 in respect of administrative expenses incurred by Sellers in Sellers' Chapter 11 Cases (as defined in Section 2.7(a)), in immediately available funds (the "Cash Consideration"); plus

                  (b) the assignment to the Company of all of the Equinox Parties' (as defined in Section 6.15 below) right, title and interest in, and claims relating to or arising out of (the "Claim Consideration") the Company's Series 1999 12% Senior Subordinated Convertible Notes due February 1, 2002 (the "Series 1999 Notes"), the Series B 12% Senior Subordinated Notes due February 1, 2002 (the "Series B Notes"), and 12% Senior Subordinated Notes due February 1, 2002 (the "12% Notes," together with the Series 1999 Notes and the Series B Notes, the "Senior Subordinated Notes"); plus

                  (c) the assumption of the Assumed Liabilities (as defined in Section 1.5 below); plus

                  (d) the assignment to the Company of the Individual Holders' (as defined below) right, title and interest in, and any claims relating to or arising out of, the Series B Notes (the "Intercreditor Consideration"), but only if the Equinox Parties, at Purchaser's direction, exercise their rights under the Intercreditor Agreement (as defined in Section 6.15 below), and as a result thereof the Intercreditor Consideration is assigned to Purchaser (as determined by Purchaser in its sole and absolute discretion) pursuant to the terms of the Contribution Agreements (as defined in Section 6.15). For purposes of this Agreement, "Individual Holders" shall mean the holders of the Series B Notes other than the Equinox Parties; plus

                  (e) the assignment to the Company of all of the Equinox Parties' right, title and interest in, and claims relating to or arising out of, any debtor-in-possession financing provided by the Equinox Parties to the Company from the date hereof until the Closing (the "Equinox DIP Financing Consideration").

                  (f) Notwithstanding the provisions of Section 1.3(a) above, in the event that the Bankruptcy Court's Sale Order shall fail to approve the provisions of Section 1.4(b)(i) below, the Cash Consideration payable by Purchaser shall be reduced by the amount set forth in Section 1.3(a)(i) above.


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         1.4 PAYMENT OF PURCHASE PRICE.

                  (a) At the Closing (as defined in Section 1.7 below), (i) Purchaser shall pay to the Company, on behalf of Sellers, in immediately available funds, the Cash Consideration, and (ii) Purchaser shall assign to the Company the Claim Consideration, the Equinox DIP Financing Consideration and, subject to the provisions of Section 1.3(d), the Intercreditor Consideration;

                  (b) At the Closing, immediately following payment of the Purchase Price, the Company, on behalf of Sellers, shall (i) pay the sum of $5,500,000 in immediately available funds to the holders of the Series 1999 Notes, in full satisfaction, settlement, release, and discharge of any and all claims against Sellers arising out of, or relating to, the Series 1999 Notes (to be divided among such holders on a pro rata basis based on the principal amount of each such holder's interest in the Series 1999 Notes), (ii) repay, in immediately available funds, any and all principal and accrued but unpaid interest relating to, or arising out of, any indebtedness owed to Greyrock Capital ("Greyrock") pursuant to that certain Loan and Security Agreement, dated November 25, 1997, as amended, by and among Greyrock, Systems, and Wet Process Stations (the "Greyrock Debt"), and (iii) repay, in immediately available funds, any and all principal and accrued but unpaid interest relating to or arising out of any indebtedness owed to Greyrock pursuant to any debtor-in-possession financing provided by Greyrock to the Company from the Petition Date until the Closing (the "Greyrock DIP Financing").

         1.5 ASSUMPTION OF CERTAIN LIABILITIES.

                  (a) Purchaser agrees to assume on the Closing Date, and to pay or perform in accordance with their terms, only the following obligations and liabilities of Sellers relating to the Manufacturing Business or the Transferred Assets, as and when the same become due or are required to be performed or discharged (collectively, the "Assumed Liabilities"):

                           (i) the trade payables set forth on Schedule 1.5(a), and any trade payables incurred by Sellers after the date set forth on
         Schedule 1.5(a) (but prior to the Closing Date), but only to the extent such trade payables related to the Transferred Assets are incurred in the ordinary course of the Manufacturing Business consistent with past practice on commercially reason able terms (the "Trade Payables"); provided, however, that trade payables with respect to (i) any legal, accounting, professional, consulting, software consulting, management, outplacement, advisory, or similar services provided to


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


         Sellers, or (ii) the Excluded Assets, shall not be deemed to be "Trade Payables" for purposes of this Agreement;

                           (ii) obligations, arising from and after the Closing Date (as defined in Section 1.7 below), to perform under and to pay when due amounts owing under the Assigned Contracts and the Real Property; provided that, except as provided in Section 1.5(a)(iv) below, Purchaser will not assume any obligation or liability resulting from or arising out of any default, breach, misfeasance, malfeasance, or nonfeasance by Sellers prior to the Closing Date under or with respect to any of such Assigned Contracts or Real Property;

                           (iii) (x) those accrued liabilities of the Manufacturing Business in existence as of the Closing incurred in the ordinary course of business consistent with past practice related solely to any accrued vacation leave, accrued vacation pay, accrued holiday leave, accrued holiday pay, accrued sick leave, and accrued sick pay, of the Transferred Employees (the "Assumed Accrued Benefits"), and (y) obligations arising from and after the Closing Date relating to the Transferred Employees, but only to the extent specified in Sections 2.9, 2.10, and 2.12 below; and

                           (iv) obligations to satisfy the conditions of section 365(b)(1)(A)-(C) of the Bankruptcy Code to the extent necessary to permit the assumption by Sellers and assignment to Purchaser of the Assigned Contracts and the Real Property.

                  (b) Nothing contained in this Section 1.5 or in any instrument of assumption executed by Purchaser at the Closing shall be deemed to release or relieve Sellers from their representations, warranties, covenants, and agreements contained in this Agreement, including, without limitation, the obligations of Sellers to indemnify Purchaser in accordance with the provisions of Section 8 below.

         1.6 OBLIGATIONS NOT ASSUMED.

                  (a) Except for the Assumed Liabilities, Purchaser shall not assume, and Sellers shall indemnify and hold harmless Purchaser from and against any Losses (as defined in Section 8.1 below) relating to or arising out of, any obligation or liability of Sellers of any kind, whether fixed, contingent, known or unknown, and whether existing as of the Closing or arising thereafter.


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


                  (b) Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall not assume, and Sellers shall indemnify and hold harmless Purchaser from any Losses relating to or arising out of (i) any liability of the SubMicron Group for Taxes (as defined in Section 3.14 below), including, but not limited to, any liability for Taxes of the Manufacturing Business or attributable to the Transferred Assets, except, solely in the case of the Akrion Entities, only for such Taxes arising out of or relating to periods ending on or prior to the Closing Date; (ii) any liabilities, obligations, or costs of the SubMicron Group for the unpaid Taxes of any person as a transferee or successor, by contract or otherwise, except, solely in the case of the Akrion Entities only for such Taxes arising out of or relating to periods ending on or prior to the Closing Date; (iii) any obligation of the SubMicron Group to indemnify any person by reason of the fact that such person was a director, officer, employee, representative or agent of the SubMicron Group or any other entity, except, solely with respect to the Akrion Entities, only for periods ending on or prior to the Closing Date; (iv) any indebtedness of Sellers, other than that indebtedness of Sellers specified in Section 1.5(a);
(v) any liabilities, obligations, or costs of the SubMicron Group relating to
(A) any employees of Sellers who do not become Transferred Employees, (B) except as provided in Section 1.5(a)(iii), any liabilities, obligations, or costs that arise or accrue with respect to the Transferred Employees prior to the Closing Date, or (C) any liabilities, obligations, or costs that arise or accrue with respect to the Transferred Employees on or after the Closing Date except those liabilities, obligations, or costs with respect to Transferred Employees specifically set forth in Sections 1.5(a), 2.9, 2.10 and 2.12 hereof; (vi) except as provided in Section 1.5(a), any liabilities, obligations, or costs relating to or arising out of the SubMicron Group's conduct of the Manufacturing Business and use of the Transferred Assets on or prior to the Closing Date;
(vii) any liabilities, obligations, or costs relating to or arising under any warranty, service, or maintenance agreements or obligations relating to goods or services sold or rendered by the SubMicron Group's or its Affiliates prior to the Closing Date (other than with respect to Open Purchase Orders); (viii) any liabilities or obligations arising out of any Closed Purchase Orders; and (ix) any liabilities, obligations, or costs relating to or arising out of the Excluded Assets. For purposes of this Agreement, "Closed Purchase Orders" shall mean any purchase orders of the SubMicron Group with respect to periods prior to the Closing pursuant to which the SubMicron Group is not entitled to any payments thereunder from any customer.

                  (c) Notwithstanding any other provision of this Agreement, the obligations and liabilities of Sellers pursuant to this Section 1.6 shall survive the Closing and the transactions contemplated by this Agreement, and Sellers shall pay, satisfy, and perform all of their obligations and liabilities relating thereto, including those obligations and liabilities set forth in this
Section 1.6.


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


         1.7 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. local time, on the first business day after the date on which all conditions contained in Sections 6 and 7 have been satisfied or waived, or at such other date, time, and place as shall be fixed by agreement among the parties (the "Closing Date").

         1.8 TRANSACTIONS AND DOCUMENTS DELIVERED AT CLOSING.

                  (a)      At the Closing:

                           (i) Sellers shall deliver to Purchaser (A) a duly executed General Assignment and Bill of Sale, in substantially the form attached hereto as Exhibit A, and such other duly executed instruments of conveyance, transfer, and assignment as may be required to transfer to Purchaser the Transferred Assets owned by such Seller (collectively, and together with that certain Assumption Agreement referred to below, the "Ancillary Documents"), and (B) such other duly executed documents and certificates as may be required to be delivered by the SubMicron Group pursuant to the terms of this Agreement, in form and substance reasonably acceptable to Sellers and Purchaser; and

                           (ii) Purchaser shall deliver to Sellers (A) the Cash Consideration by wire transfer of immediately available funds to an account or accounts designated by Sellers, (B) the Claim Consideration, the Equinox DIP Financing Consideration, and, subject to the provisions of Section 1.3(d), the Intercreditor Consideration, by an Assignment of Claims in a form reasonably acceptable to Purchaser and Sellers, (C) an Assumption Agreement substantially in the form attached hereto as Exhibit B to effectuate the assumption by Purchaser of the Assumed Liabilities, and (D) such other duly executed documents and certificates as may be required to be delivered by Purchaser pursuant to the terms of this Agreement, in form and substance reasonably acceptable to Sellers and Purchaser.

                  (b) All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing).

                  (c) Each party hereto shall, at the request of any other party at any time, whether on or after the Closing Date, and without further consideration, execute and deliver such deeds, assignments, transfers, assumptions, conveyances, powers of attorney, receipts, acknowledgments, acceptances, and assurances as may be reasonably necessary to procure for the party so requesting, and its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any and all of the Transferred Assets or the Assumed Liabilities, or otherwise to satisfy and perform the obligations of the parties hereunder.

         1.9 INTERCOMPANY ACCOUNTS. Immediately prior to the Closing, the SubMicron Group shall use its best efforts to cause all Intercompany Accounts of the SubMicron Group to be cancelled without further payment. For purposes of this Agreement, "Intercompany Accounts" shall mean those accounts maintained by the SubMicron Group and its direct or indirect subsidiaries in accordance with their customary historical practices in the ordinary course of business in which there are reflected or recorded the amounts owed by any member of the SubMicron Group to a subsidiary of that member of the SubMicron Group, or by a subsidiary of any member of the SubMicron Group to that member of the SubMicron Group, attributable to intercompany transactions, including, without limitation, charges for data processing, payroll, employee benefits services, and loans and advances, as generally described in, and consistent with (but not necessarily in the amounts set forth in), the unaudited consolidated balance sheet (including the related notes and schedules) of the Company as of June 30, 1999 (the "June 1999 Balance Sheet").

2.       ADDITIONAL AGREEMENTS.

         2.1 PURCHASER'S ACCESS AND INSPECTION. From and after the date hereof until the Closing, the SubMicron Group shall provide Purchaser and its representatives, and Purchaser's financing sources and their representatives, full access during normal business hours to the Transferred Assets and the books and records of the SubMicron Group relating to the Manufacturing Business and the Transferred Assets for the purpose of making such investigation as Purchaser and Purchaser's financing sources may reasonably desire, including, without limitation, creation of surveys and environmental studies (including both phase I and phase II studies, at Purchaser's cost) of the SubMicron Group's real property, and the SubMicron Group shall furnish Purchaser and Purchaser's financing sources such information concerning the Manufacturing Business and the Transferred Assets as Purchaser may reasonably request. The SubMicron Group shall assist Purchaser and Purchaser's financing sources in making such investigation, including, without limitation, by providing Purchaser and Purchaser's financing sources with written authorizations to governmental authorities and third parties to enable Purchaser and Purchaser's financing sources to make such investigations and causing their counsel, accountants, engineers, consultants and other non-employee representatives, manag-ers, and executive officers to be reasonably available to Purchaser and Purchaser's financing sources for such purposes. No investigation made heretofore or hereafter by Purchaser and Purchaser's financing sources shall limit or affect the representations, warranties, covenants, and indemnities of Sellers hereunder, each of which shall survive any such investigation.

         2.2 CONFIDENTIALITY. Sellers and Purchaser, on their own behalves and on behalf of their representatives (including any financing sources and their representatives), agree that they will hold any non-public information with respect to the Manufacturing Business, the Transferred Assets, the Assumed Liabilities, this Agreement, and the Ancillary Documents in confidence, using the same safeguards to protect such confidential information as such party has established to protect its own confidential information; provided that, Sellers' obligation shall survive the Closing indefinitely. In the event that the transactions contemplated hereby are not consummated, then Purchaser shall return to the SubMicron Group and the SubMicron Group shall return to Purchaser all documents and other written information furnished to the other and shall otherwise comply with the terms of the confidentiality agreement, dated as of April 30, 1999, by and between Sunrise Capital Partners, L.P. and Equinox Investment Partners, L.L.C., on behalf of the Company (the "Confidentiality Agreement"), as if Purchaser were a party to the Confidentiality Agreement.
This Section 2.2 shall not apply to:

                  (a) any information which was known to a party prior to its disclosure by the other party;

                  (b) any information which was in the public domain prior to the disclosure thereof by the relevant party hereto;

                  (c) any information which comes into the public domain through no fault of the party bound by this Section 2.2;

                  (d) any information which is disclosed by a third party (which term shall not include the counsel, accountants, financing sources, and other non-employee representatives of any party hereto) having a fiduciary obligation to make such disclosure; or

                  (e) information which is required to be disclosed by order of any court or other tribunal of competent jurisdiction.

         2.3 COOPERATION; POST-CLOSING ACCESS.

                  (a) The parties hereto shall cooperate fully with each other and with their respective counsel, accountants, and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and all parties shall use their best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated hereby and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby. Without the prior written consent of the other parties, except as otherwise provided herein, no party hereto may take any intentional action that would cause the conditions precedent to the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by such party herein not to be true, correct, and complete as of the Closing; provided, however, that Purchaser acknowledges Sellers' obligations set forth in Section
2.17. From and after the Closing, each of Purchaser and Sellers shall provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return (as defined in Section 3.14 below), any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes (as defined in Section 3.14 below), and each will retain and provide the requesting party with any records or information that may be relevant to such Tax Return, audit or examination, proceedings, or determination.

                  (b) From and after the Closing, until the earliest of (i) two
(2) years following the Closing, (ii) consummation of Sellers' plan or plans of reorganization or liquidation, (iii) entry of an order converting Sellers' cases under Chapter 11 of the Bankruptcy Code to cases under Chapter 7 of the Bankruptcy Code, (iv) entry of a final decree closing Sellers' cases under Chapter 11 of the Bankruptcy Code, or (v) the appointment of a trustee, examiner, responsible officer or similar person for the estate of any of Sellers (the first such event to occur, the "Bankruptcy Closing Event"), Sellers agree that upon reasonable request and as required to respond to court order, subpoena, inquiry, investigation, audit, or any other proceeding of any government authority, they will provide to Purchaser reasonable access to information from the books and records in their possession not otherwise conveyed to Purchaser pursuant to Section 1.1. Sellers agree to preserve such records in their possession until the Bankruptcy Closing Event and thereafter to convey such records to Purchaser. In addition, from and after the Closing, Purchaser shall provide Sellers, and Sellers shall provide Purchaser, access at reasonable times and upon reasonable prior notice to such books and records acquired by Purchaser, and (in the case of books and records retained by Sellers to books and records retained by Sellers) as are necessary for Sellers' or Purchaser's tax, regulatory, reporting, accounting, legal, or other purposes.

                  (c) Until the Bankruptcy Closing Event, Sellers agree to provide to Purchaser and Purchaser's accountants, underwriters, and other advisors, including financing sources, such financial and other information retained by Sellers relating to the Manufacturing Business (including, as may be applicable, requesting Sellers' accountants to provide copies of their work papers, representation, and comfort letters as are customary), and such access to management, accounting, and legal personnel of Sellers, as Purchaser may reasonably request and as may reasonably be required in order to facilitate Purchaser's preparation of one or more offering memoranda or registration statements pursuant to the Securities Act of 1933, as amended (the "Securities Act"), (and/or blue sky filings) relating to any offering of equity or debt securities of Purchaser or any of its Affiliates or other sales of such securities.

         2.4 EXPENSES. Except as otherwise provided in Section 10.3 below, all expenses incurred by Purchaser in connection with the authorization, preparation, execution, and performance of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants for Purchaser, shall be paid by Sunrise Capital Partners, L.P. All expenses incurred by the SubMicron Group in connection with the authorization, preparation, execution, and performance of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants for the SubMicron Group, shall be paid by Sellers.

         2.5 PAYMENT OF TAXES.

                  (a) Sellers shall be responsible for the payment of all sales, use, excise, transfer, value added, and similar taxes and fees, including, without limitation, any land transfer taxes or bulk sales taxes, imposed by any governmental authority in any jurisdiction or country in connection with the sale of the Transferred Assets contemplated herein ("Transfer Taxes"). Sellers shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes (including without limitation, all notices required to be given with respect to bulk sales taxes).

                  (b) Except as otherwise provided in this Section 2.5, (i) Sellers shall be responsible for the payment of all Taxes (as defined in Section 3.14(a) below) relating to the Manufacturing Business and the Transferred Assets with respect to taxable periods that end on or before the Closing Date; (ii) Purchaser shall be responsible for the payment of all Taxes relating to the Manufacturing Business and the Transferred Assets with respect to taxable periods that begin after the Closing Date; and (iii) for all taxable periods which include (but do not end on) the Closing Date, Sellers shall be responsible for the payment of Taxes which are attributable to such taxable periods up to and including the Closing Date and Purchaser shall be responsible for the payment of Taxes which accrue after the Closing Date to the end of such taxable periods; provided, however, that taxes on real property shall be prorated and apportioned in accordance with section 164(d) of the Code (as defined in Section 3.16 (b)). The party which has the primary obligation to do so under applicable law shall file any Tax Return that is required to be filed in respect to Taxes described in this Section 2.5(b), and that party shall pay the Taxes shown on such Tax Return and notify the other party in writing of the other party's share of Taxes for which it is responsible, if any, of the Taxes shown on such Tax Return and how such Taxes and share were calculated, which the other party shall reimburse by wire transfer of immediately available funds no later than ten days after receipt of such notice.

                  (c) For purposes of Taxes based upon or measured by net income ("Income Taxes"), the Company shall include the net income attributable to the Manufacturing Business and the Transferred Assets in its income through the Closing Date and shall file the appropriate Tax Return, and Purchaser shall include the net income relating to the Manufacturing Business and the Transferred Assets in its net income from and after the Closing Date. Sellers shall be responsible for the payment of all Income Taxes imposed on Sellers as a result of the transfer of the Manufacturing Business and the Transferred Assets to Purchaser.

         2.6 PUBLICITY. From the date hereof until the Closing Date, all press releases and other public announcements respecting the subject matter hereof shall be made only with the mutual agreement of the parties hereto, except as otherwise required by law or an order of the Bankruptcy Court.

         2.7 SUBMISSION FOR BANKRUPTCY COURT APPROVAL.

                  (a) On the Petition Date, or as soon thereafter as practicable (and in any event within three (3) business days following the date of this Agreement), Sellers shall file with the Bankruptcy Court a motion, supporting papers, notices, and a proposed procedures order, all in form and substance satisfactory to Purchaser (in its sole and absolute discretion), seeking the Bankruptcy Court's approval of the terms of Sections 2.17 and 10.3 of this Agreement (including, without limitation, the Termination Payment), and observance and performance of such terms by Sellers and Purchaser during the pendency of Sellers' case under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases") (the "Procedures Order"). The parties hereto shall use their respective best efforts to obtain the entry of the Procedures Order within five
(5) Business Days of the Petition Date.

                  (b) On the Petition Date, or as soon thereafter as practicable (and in any event within three (3) Business Days following the date of this Agreement), Sellers shall file with the Bankruptcy Court a motion, supporting papers, notices, and a form of sale order, all in form and substance satisfactory to Purchaser (in its sole and absolute discretion), seeking the Bankruptcy Court's approval of this Agreement, Sellers' performance under this Agreement, assumption and assignment of the Assumed Contracts and Assumed Liabilities, and Sellers' retention of the Excluded Assets (the "Sale Order"). Subject to the provisions of the Procedures Order, Sellers shall use their best efforts to obtain entry of the Sale Order not later than October 4, 1999.

                  (c) Sellers shall provide Purchaser with copies of all motions, applications, and supporting papers prepared by Sellers (including forms of orders and notices to interested parties) relating to Purchaser or the transactions contemplated by this Agreement prior to the filing thereof in the Chapter 11 Cases.

                  (d) Sellers shall give appropriate notice, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby. The parties acknowledge that they shall be subject to and bound by the Procedures Order with respect to such notice and opportunity to be heard.

         2.8 COVENANT AGAINST COMPETITION.

                  (a) In order to induce Purchaser to enter into this Agreement and purchase the Transferred Assets and assume the Assumed Liabilities as provided herein, and in consideration thereof, Sellers hereby agree that, for a period of three (3) years after the Closing Date, Sellers shall not, and shall use their reasonable efforts to cause their affiliates (as such term is defined in Rule 405 of the Securities Act, "Affiliates"), either directly or indirectly, not to:

                           (i) own, control, manage, finance, or otherwise participate in the ownership, control, or management of a business engaged in the design, manufacture, distribution, marketing, or sale of wet surface preparation and cleaning equipment used in the manufacture of microelectronic devices or the production of raw silicon wafers (the "Products");

                           (ii) solicit, call upon, or attempt to solicit the patronage of any customer to whom the Manufacturing Business sold or provided any Products during the eighteen (18) month period prior to the Closing Date, for the purpose of obtaining the patronage of any such customer for the purchase of the Products; or

                           (iii) solicit or induce, or in any manner attempt to solicit or induce, any person employed by Purchaser or the Manufacturing Business to leave such employment, whether or not such employment is pursuant to a written contract.

                  (b) The parties hereto agree that the provisions of this
Section 2.8 are reasonable and valid under the circumstances and all defenses to the strict enforcement thereby by Purchaser are hereby waived by Sellers. In addition to the provisions of Section 11.5 hereof, the parties hereto further agree that if in the opinion of a court of competent jurisdiction such restrictions are held to be excessively broad as to duration, geographic scope, activity, or subject, such provisions shall be construed by limiting and reducing them in order that such provisions be enforceable to the maximum extent permitted by applicable law.

         2.9      TRANSFERRED EMPLOYEES; SEVERANCE.

                  (a) (i) Except for those employees set forth on Appendix 2.9(a) (which Appendix will be provided by Purchaser to Sellers at least twenty-four (24) hours prior to the Closing), Purchaser shall offer employment with Purchaser, conditional upon the Closing, to the active employees of the Manufacturing Business. Prior to the Closing, letters will be distributed to such active employees inviting them to apply for consideration for employment and said letters will generally describe wages, benefits, and other terms and conditions offered by Purchaser.

                           (ii) For purposes of the prior sentence, as used herein, the term "active employee" shall mean employees of the Manufacturing Business other than: (x) those in receipt of long term disability benefits or absent on long term disability leave of absence as of the Closing Date, and (y) those in receipt of short term disability benefits or absent on short term disability leave of absence, other than those on maternity, pregnancy, parental, family, or medical leave or similar absence, as of the Closing Date, who do not return to work within seventy-five (75) days of the Closing Date.

                           (iii) Active employees of the Manufacturing Business to whom Purchaser offers employment and who accept Purchaser's offer of employment are hereinafter referred to collectively as "Transferred Employees," and individually as a "Transferred Employee."

                           (iv) The Transferred Employees shall become employees of Purchaser immediately following the Closing. Nothing in this Agreement is intended to, nor does it, confer any rights and privileges upon any person not a party to this Agreement.

                  (b) (i) Sellers shall be solely responsible for all Losses, and shall indemnify and hold harmless Purchaser from all Losses, arising from or relating to any inquiries, investigations, claims, demands, complaints, applications, grievances, arbitrations, lawsuits, or actions of any kind or any other proceedings (whether by any person or any governmental entity) (a "Claim" or "Claims") by or on behalf of persons who at or prior to the Closing are or were employees of the SubMicron Group in the Manufacturing Business, whether such Losses are asserted or incurred before or after the Closing Date, in respect of:

         (A) except as provided in Section 1.5(a)(iii), any matter regarding wages, salaries, bonuses, commissions, hours of work, vacations or vacation pay, holidays or holiday pay, sick leave, personal days, pension or other employee benefits, worker's compensation, income tax withholdings, employment or unemployment insurance, employer health tax, human rights, pay equity, occupational health and safety, employment standards, employment equity, or arising under any Employment Laws provision generally (collectively, a "Labor Relations Matter"), relating to periods expiring on or prior to the Closing;

         (B) any strike, cessation of work, refusal to work or to continue to work by employees in combination or in concert, or in accordance with a common understanding, or a slow-down or other concerted activity on the part of employees designed to restrict or limit output, or any lock-out, closing of place of employment, suspension of work or refusal by the SubMicron Group to continue to employ any employees, or any other disturbance or dispute involving employees (collectively, a "Labor Disturbance") which occurs on or prior to the Closing;

         (C) severance pay, accrued vacation pay, accrued sick leave and accrued personal days and any other similar obligations (collectively, "Termination Costs") relating to the termination of any employee's employment, any break in service, or any other event entitling someone to payment for such benefits (a "Termination") in any case arising from a Termination on or prior to the Closing; and

         (D) except for agreements and arrangements made by Purchaser with any Transferred Employees on or after the Closing Date, severance, retention, termina-tion, indemnity, and payments in lieu of notice and related payments (including continuation of benefits), payable to any Transferred Employee arising by reason of any termination or constructive termination from and after the Closing (including any of the foregoing, based upon any Transferred Employee's service prior to and after the Closing pursuant to any arrangement entered into by Sellers).

                           (ii) Without limiting the generality of the foregoing, Sellers covenant and agree that:

         (A) in the event that Purchaser incurs any Losses with respect to any Claims relating to any Employment Law or is required to reinstate any current or former employee who made or filed such a Claim relating to periods at or prior to the Closing, Sellers shall reimburse Purchaser for all Losses associated with such Claims and the resolution thereof, whether by settlement or adjudication, of same; provided, however, that the foregoing shall not apply to any Claims relating to the Assumed Accrued Benefits; and

         (B) in the event that Purchaser incurs any Losses of any kind in connection with any Labor Disturbance or Labor Relations Matter relating to periods at or prior to the Closing regarding any current or former employees of the SubMicron Group, Sellers shall reimburse Purchaser for all Losses of any kind associated with such Labor Disturbance or Labor Relations Matter relating to periods at or prior to the Closing and the resolution of same, whether by settlement or adjudication; provided, however, that the foregoing shall not apply to any Claims relating to the Assumed Accrued Benefits.

                  (c) Purchaser covenants and agrees that, subject to the Closing, it shall be responsible for:

                           (i) all liabilities, obligations, or costs in respect of each Transferred Employee to the extent such liabilities, obligations, or costs arise after the Closing Date and relate to Purchaser's conduct with respect to any Labor Relations Matter;

                           (ii) except as set forth in Section 2.9(b)(i)(C) above, all Termination Costs which are incurred after the Closing in respect of any Transferred Employee; and

                           (iii) liabilities, obligations, or costs in respect of the Assumed Accrued Benefits.

         2.10 EMPLOYEE PENSION PLANS AND OTHER LIABILITIES.

                  (a) Purchaser will permit the Transferred Employees to participate in any pension plan that may be established by Purchaser and made available to the employees of Purchaser. Purchaser will treat service by any Transferred Employee with the SubMicron Group before the Closing as service with Purchaser only for purposes of eligibility and vesting in such pension plan; provided, that such crediting of service does not result in the duplication of benefits. Except as required by applicable law or in Section 1.5(a)(iii), Purchaser shall not be required to recognize the Transferred Employees' prior service with the SubMicron Group for any other purpose or benefit, or under any other plan established by Purchaser.

                  (b) No assets or liabilities with respect to Transferred Employees shall be transferred, as a result of this Agreement, from any of the Plans applicable to employees in the Manufacturing Business to any plan established by Purchaser, and Sellers shall retain all obligations to fund or otherwise provide benefits accrued by Transferred Employees under such Plans for periods on or prior to the Closing, except for the Assumed Accrued Benefits.

                  (c) Except as otherwise provided in this Agreement, Sellers shall retain, and Purchaser shall not assume, any liabilities and obligations of Sellers relating to employee benefits. Without limiting the foregoing, except for the Assumed Accrued Benefits, Sellers shall retain, and Purchaser shall not assume, obligations and liabilities with respect to any Plans listed on Schedule 3.16(a) and any agreements, arrangements, or contracts listed on Schedule 3.15(d) relating to the Transferred Employees, or with respect to any other employee benefit plans, programs, or arrangements for any other present, former, or retired employees of Sellers, including without limitation, liabilities and obligations for retiree benefits.

         2.11 RIGHT TO HIRE. Nothing in this Agreement shall impair Purchaser's right to hire employees other than the Transferred Employees.

         2.12 BENEFITS FOR TRANSFERRED EMPLOYEES.

                  (a) After the Closing, each Transferred Employee shall become a participant in such employee benefit plans or arrangements as may be provided by Purchaser (such plans, programs, and arrangements, the "Purchaser Plans"). Except as otherwise provided in this Agreement, Sellers shall remain fully responsible for providing benefits under any of their Plans, including benefits with respect to all claims incurred or arising out of events or circumstances occurring on or before the Closing. Without limiting the generality of the foregoing, with respect to any disability benefits, Sellers shall remain responsible for payment and shall indemnify Purchaser for (i) any and all benefits (regardless of whether payment is required to be made after the Closing) for (A) any individual other than a Transferred Employee who is in receipt of such benefits as of the Closing and (B) any individual other than a Transferred Employee who becomes disabled prior to the Closing and who remains disabled for the length of any qualifying disability period, and (ii) any Losses incurred by Purchaser arising out of Purchaser's not employing any employee who is in receipt of long term disability benefits or absent on long term disability leave of absence as of the Closing Date, or any employee in receipt of short term disability benefits or on short term disability leave of absence, other than those on pregnancy, maternity, parental, or family responsibility leave of absence, as of the Closing Date, who does not return to work within seventy-five
(75) days of the Closing Date.

                  (b) Notwithstanding anything contained herein, Purchaser shall not be obligated to provide retiree health or other benefits to any retired employee of Sellers.

         2.13 REGULATORY COMPLIANCE.

                  (a) Immediately following the date of this Agreement, the parties hereto shall make all necessary filings, including, without limitation, applicable antitrust laws, including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and applicable state and federal laws of the United States and foreign laws, in order to facilitate prompt consummation of the transactions contemplated hereby and by the Ancillary Documents. In addition, the SubMicron Group and Purchaser will use their best efforts (including, without limitation, payment of any required fees), and will cooperate fully with each other to (i) comply as promptly as practicable with all govern mental requirements applicable to the transactions contemplated by this Agreement and the Ancillary Documents and (ii) issue all requisite notices and obtain promptly all approvals, permits, orders, or other consents of any applicable governmental authorities necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Documents. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing and to deal with the inquiries made by all governmental authorities in connection therewith.

                  (b) The SubMicron Group and Purchaser agree to coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other may reasonably request in connection with the foregoing regulatory approvals and consents. The SubMicron Group and Purchaser agree to respond promptly to, and comply fully with, any governmental request for information. The SubMicron Group and Purchaser will provide each other with copies of all correspondence, filings, or communications (or memoranda setting forth the substance thereof) between the SubMicron Group or Purchaser, as the case may be, or any of their representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

         2.14 CONSENTS; ASSIGNMENTS. The SubMicron Group and Purchaser will use their respective best efforts to obtain any consent, approval, or amendment required to novate and/or assign all agreements, leases, licenses, and other rights of any nature whatsoever relating to the Transferred Assets; provided, however, that except for filing and other administrative charges or as required by Section 1.5(a)(iv), Purchaser shall not be obligated to pay any consideration therefor to the third party from whom such consents, approvals, and amendments are requested. In the event and to the extent that Purchaser and the SubMicron Group are unable to obtain any such required consent, approval or amendment, or if any attempted assignment would be ineffective or would adversely affect the rights of the SubMicron Group with respect to any Transferred Asset so that Purchaser would not in fact receive all the rights with respect to such Transferred Asset, the SubMicron Group and Purchaser will cooperate (to the extent permitted by law or the terms of any applicable agreement) in a mutually agreeable arrangement under which Purchaser would, to the extent possible, obtain the benefits and assume the obligations with respect to such Transferred Asset in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Purchaser, or under which the SubMicron Group would enforce for the benefit of Purchaser, with Purchaser assuming the SubMicron Group's obligations, any and all rights of the SubMicron Group against a third party thereto. Sellers shall, without further consideration therefor, pay and remit to Purchaser promptly all monies, rights, and other considerations received in respect of Purchaser's performance of such obligations. Following the Closing, Sellers shall use their best efforts to obtain those Required Consents (as defined in Section 3.5 below) with respect to any Transferred Assets which are not assigned to Purchaser pursuant to the Sale Order. If and when any such consent shall be obtained or such agreement, lease, license, or other right shall otherwise become assignable or able to be novated, Sellers shall promptly assign and novate all its rights and obligations thereunder to Purchaser without payment of further consideration and Purchaser shall, without the payment of any further consideration therefor, assume such rights and obligations. The foregoing will not limit the right of Purchaser to require Sellers to assign any contract to it or constitute a waiver to any condition precedent to Closing.

         2.15 RELEASE OF LIENS.

                  (a) The parties acknowledge and agree that (i) the sale and transfer of the Transferred Assets shall be a sale under section 363(b) of the Bankruptcy Code, free and clear of all Liens (except for Permitted Encumbrances), with all such Liens attaching to the proceeds of such sale pursuant to section 363(f) of the Bankruptcy Code, and (ii) that the Sale Order shall provide that upon the consummation of the sale transaction contemplated by this Agreement, the Transferred Assets shall have been transferred to the Purchaser free and clear of all Liens (other than Permitted Encumbrances). Notwithstanding the foregoing, the SubMicron Group shall use its best efforts to cause the Transferred Assets to be released, as of the Closing, from all Liens (other than Permitted Encumbrances) guaranties and guaranty obligations, including filing and recording appropriate documentation evidencing such releases. Sellers agree to indemnify Purchaser, their Affiliates and any of their successors or assigns for any Losses incurred by Purchaser, their Affiliates and any of their successors or assigns arising out of any such Liens (other than Permitted Encumbrances (as defined in Section 3.7 below)), guaranties, or guaranty obligations, if any.

                  (b) Prior to the Closing, the SubMicron Group shall use its best efforts to provide evidence satisfactory to Purchaser that the requirements of this Section 2.15 have been satisfied.

         2.16 SUPPLEMENTAL DISCLOSURE. At all times prior to and including the Closing Date, the SubMicron Group shall promptly provide Purchaser with written notification of any event, occurrence, or other information of any kind whatsoever which in any material way affects the continued truth, correctness, or completeness of any representation or warranty made by the SubMicron Group in this Agreement, the Disclosure Schedules (as defined in Section 3.1 below), the Appendices hereto or the Exhibits hereto, or would cause any of the conditions to any party's obligations to consummate the transactions contemplated by this Agreement not to be fulfilled ("Schedule Updates"), including, without limitation, any Material Customer Loss (as defined in Section 3.22 below). All such written notifications shall specifically identify any and all of the representations or warranties affected by the event, occurrence, or information that necessitated the giving of such notice. Notwithstanding the foregoing, the Schedule Updates shall not be given effect for the purposes of (i) determining the accuracy of the representations and warranties contained in this Agreement,
(ii) determining the satisfaction of the conditions precedent to the obligations of Purchaser contained in Section 6 of this Agreement, or (iii) determining Purchaser's ability to seek indemnification from Sellers pursuant to the terms of this Agreement.

         2.17 OVERBID PROVISIONS.

                  Purchaser and Sellers acknowledge that under the Bankruptcy Code, Sellers must take reasonable steps to demonstrate that they have sought to obtain the highest and best price for the Transferred Assets, including, but not limited to, giving notice of the transactions contemplated by this Agreement to creditors and other interested parties as ordered by the Bankruptcy Court, providing information about the Manufacturing Business to responsible bidders subject to appropriate confidentiality agreements, entertaining higher and better offers from responsible bidders, and, if necessary, conducting an auction. To facilitate the foregoing, Sellers shall, pursuant to Section 2.7(a) of this Agreement, seek entry of a Procedures Order providing for bidding provisions and procedures substantially similar to the following:

                  (a) Sellers shall give notice of the transactions contemplated by this Agreement to such persons and in such manner as the Bankruptcy Court shall direct.

                  (b) Unless this Agreement has been terminated in accordance with its terms, Sellers shall not, and shall not authorize or permit any Affiliate, officer, director, employee, representative (including, but not limited to, any investment banker, financial advisor, attorney, or accountant), or agent of Sellers, directly or indirectly, to (i) solicit, initiate, or encourage any inquiries or proposals from any person other than Sellers, Purchaser or any of their Affiliates (a "Third Party") that constitute, or would reasonably be expected to lead to, or (ii) engage in negotiations or discussions concerning, or enter into any understandings or agreements with any Third Party with respect to, an Overbid (as defined below); provided, however, that if the Board of Directors of the Company determines in good faith that it is necessary to do so to comply with their fiduciary duties under corporate law or the Bankruptcy Code, Sellers may, in response to an unsolicited proposal for submitting a Qualified Overbid, (x) furnish non-public information (other than trade secrets or proprietary information) with respect to Sellers to any Third Party who first has (1) executed a confidentiality agreement in form and substance reasonably acceptable to Sellers and Purchaser and (2) delivered to Sellers its current financial statements and such other information as Sellers shall reasonably require, which demonstrate, to Sellers' reasonable satisfaction, the financial capability of such Third Party to consummate the transactions contemplated by the Overbid, and (y) participate in negotiations or discussion concerning such Overbid.

                  (c) Sellers shall immediately notify Purchaser orally and in writing of all inquiries, proposals, or requests for information received from and Third Party, and the material terms and conditions of such inquiry, proposal or request, and the identity of the person making such inquiry, proposal, or request. Sellers shall keep Purchaser fully informed of the status and details (including amendments or proposed amendments) of any such inquiry, proposal, or request. Upon request by Purchaser, Sellers will identify and furnish to Purchaser all information provided in response to any such inquiry, proposal, or request.

                  (d) Sellers shall consider as higher and better offers ("Overbids") only those proposals that meet the following requirements:

                           (i) Overbid Deadline. All Overbids must be submitted in writing to, and received by, Sellers and their counsel (Cozen and O'Connor) and Purchaser and its counsel (Skadden, Arps, Slate, Meagher & Flom LLP) not later than 4:00 p.m. on the fifth (5th) business day prior to the date set for the hearing (the "Sale Hearing") to approve the transactions contemplated by this Agreement.

                           (ii) Overbid Requirements. Except as otherwise provided in the Procedures Order, all Overbids (A) shall be in all cash, (B) shall consist of an agreement in the form of this Agreement, marked to show changes thereto, that is on terms and conditions no less favorable to Sellers than the terms and conditions contained in this Agreement, including but not limited to, price and time of Closing, and
         (C) must satisfy the following requirements (such Overbid, a "Qualified Overbid"):

                                    (1) the initial Overbid must be at least
                  $1,000,000 higher than the value of the consideration provided by Purchaser pursuant to this Agreement (which the parties hereto and their respective Affiliates acknowledge to be equal to the sum of (i) the Cash Consideration, (ii) the face value of the Senior Subordinated Notes, and (iii) the Assumed Liabilities, for a total approximate value of $55,507,587), with successive bids (a "Subsequent Overbid") thereafter exceeding one another by minimum increments of at least $200,000. For purposes of evaluating the value of each Subsequent Overbid, the value shall be the net consideration payable to Sellers after giving effect to any Termination Payment that may be payable to Purchaser under this Agreement;

                                    (2) except as otherwise provided in Section
                  2.17(d)(iii) below, all Overbids shall be accompanied by a deposit held and applied in accordance with the provisions of
                  Section 2.17(d)(iii);

                                    (3) the Overbid shall provide for the
                  purchase of not less than all of the assets that Purchaser proposes to purchase pursuant to this Agreement and shall not be conditional on the outcome of any unperformed due diligence by the bidder, the receipt of equity or debt financing, or the approval of any Board of Directors, shareholder, or other corporate approval, as of the date of the auction described in Section 2.17(e) below;

                                    (4) the bidder shall provide evidence
                  reasonably satisfactory to Sellers demonstrating that the bidder has the financial ability to close and consummate an acquisition of Sellers' assets on or prior to the Closing Date.

                           (iii) Deposit Requirement: All Overbids, other than any Subsequent Overbids by Purchaser, shall be accompanied by a deposit of $1,000,000 (the "Deposit"). All bidders submitting an Overbid or Subsequent Overbid (other than Purchaser) shall pay the Deposit by wire transfer to an escrow agent designated by Sellers. Purchaser's offer and all other timely submitted Qualified Bids shall remain open and irrevocable through the conclusion of the Sale Hearing, at which Sellers shall seek the approval of the Bankruptcy Court of the highest and best offer submitted for the assets (the "Successful Bid"), as well as the second highest offer (the "Alternate Bid"). Within three
         (3) business days after conclusion of the Sale Hearing, the Deposit, together with interest accrued thereon, shall be returned to any bidder whose bid is not the Successful Bid or the Alternate Bid. The Deposit, if any, submitted by the party making the Successful Bid (the "Successful Bidder"), together with interest thereon, shall be applied against the payment of the Purchase Price upon consummation of the sale to the Successful Bidder. The Deposit submitted by the holder of the Alternate Bid, together with the interest thereon, shall be (x) returned to such holder within three (3) business days after consummation of the sale of the Transferred Assets to the Successful Bidder, or (y) applied against the payment of the purchase price upon consummation of the sale to the holder of the Alternate Bid. If the Successful Bidder or the holder of the Alternate Bid, to the extent applicable, fails to consummate the purchase of the Transferred Assets due to such party's breach of its purchase agreement with Sellers, then Sellers shall retain the Deposit, if any, of such Successful Bidder, or Alternate Bid, as the case may be, as liquidated damages.

                  (e) If Sellers receive at least one timely Qualified Overbid for the Transferred Assets, then Sellers shall conduct an auction (the "Auction") of the Transferred Assets on the business day immediately prior to the Sale Hearing at Cozen and O'Connor's offices in

Wilmington, Delaware. Only Purchaser and each entity that has timely submitted a Qualified Overbid shall be permitted to participate in the Auction. At the Auction, bidding shall begin with the highest Qualified Overbid and continue in minimum increments with consideration having a fair market value of at least $200,000 higher than the previous bid. The Auction shall continue in one or more rounds of bidding and shall conclude after each participating bidder has had the opportunity to submit an additional Subsequent Overbid with full knowledge and written confirmation of the then existing highest bid, signed by Sellers' counsel and identifying the party making the then highest bid. For the purpose of evaluating the value of the consideration provided by each Subsequent Overbid (including any Subsequent Overbid by Purchaser), the value shall be the net consideration payable to Sellers, after giving effect to any Termination Payment that may be payable to Purchaser under this Agreement. At the conclusion of the bidding, Sellers shall announce their determination as to the Successful Bidder submitting the Successful Bid, which, together with the Alternate Bid, shall be submitted to the Bankruptcy Court for approval at the Sale Hearing. Purchaser shall be deemed parties in interest with standing to appear and be heard in connection with any motion, hearing, or other proceeding relating to this Agreement or any Overbid.

         2.18 ALLOCATION OF PURCHASE PRICE. As soon as practicable after the Closing Date, Purchaser shall, in good faith, allocate the Purchase Price among the Transferred Assets on an asset per asset basis in accordance with their fair market values. Purchaser and Sellers shall use the amounts allocated pursuant to the preceding sentence for purposes of filing all Tax Returns (as defined in Section 3.14 below), including amended Tax Returns, and shall not take any position inconsistent therewith on any Tax Return (including amended Tax Returns) or for any other Tax or non-Tax purpose. Sellers and Purchaser each agree to prepare and file IRS Form 8594 in a timely manner in accordance with the rules set forth in section 1060 of the Code and the applicable Treasury Regulations.

         2.19 COLLECTION OF RECEIVABLES. Following the Closing, to the extent Sellers receive payment with respect to any Receivable, the amount of such payment in respect of such Receivable shall be promptly remitted by Sellers to Purchaser. In addition, Sellers shall use commercially reasonable efforts not to impair the collectibility or collection of any of the Receivables, and to provide commercially reasonable assistance to Purchaser in connection with such collection, if reasonably requested by Purchaser.

         2.20 TAX CERTIFICATES. Prior to and following the Closing, upon receipt of the written request of Purchaser, Sellers shall use their best efforts to obtain from each state in which the SubMicron Group may be liable for Taxes relating to periods prior to the Closing Date tax certificates from the appropriate state tax authority stating that no Taxes are due to such state for which Purchaser could have liability to withhold or pay Taxes with respect to

(i) any unpaid Taxes of the SubMicron Group or (ii) the transfer of the Transferred Assets to Purchaser.

         2.21 INTERCREDITOR AGREEMENT. Prior to and following the Closing, Sellers shall not amend, modify, alter, repeal, waive or terminate the Intercreditor Agreement without the prior written consent of Purchaser, which shall not be unreasonably withheld.

3.       REPRESENTATIONS AND WARRANTIES OF THE SUBMICRON GROUP.

         To induce Purchaser to enter into this Agreement and to purchase the Transferred Assets, the members of the SubMicron Group hereby, jointly and severally, represent, warrant, and covenant to Purchaser as of the date hereof and as of the Closing Date (with effect as of immediately prior to the Closing) as follows:

         3.1 DISCLOSURE SCHEDULES. The SubMicron Group has delivered to Purchaser schedules 1.5(a) through 3.26 to this Agreement (the"Disclosure Schedules") containing certain information regarding Sellers and the Transferred Assets as indicated in various places in this Agreement. Unless otherwise indicated, all capitalized terms used in such Disclosure Schedules have the same meanings as in this Agreement.

         3.2 ORGANIZATION AND COMPLIANCE.

                  (a) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware with its principal office and place of business at 6330 Hedgewood Drive, #150 Allentown, Pennsylvania 18106. Each of the Subsidiaries is a corporation duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization and, except as set forth in
Schedule 3.2(a), there are no indirect or direct subsidiaries of the SubMicron Group other than the Subsidiaries. The Company, directly or indirectly, has right, title, and interest in all of the capital stock of each of the Subsidiaries. Each member of the SubMicron Group has all requisite corporate power and authority and is entitled to own or lease the Transferred Assets and to carry on the Manufacturing Business as and in all places where such business is now conducted and such properties are owned or leased. Each member of the SubMicron Group is duly licensed, qualified, or authorized to do business as a foreign corporation in each jurisdiction in which the character of the property owned by it or the nature of the business transacted by it makes such license, qualification, or domestication necessary in order to avoid a material forfeiture or liability. Schedule 3.2(a) hereto lists all locations where any Transferred Assets are located, or where the SubMicron Group conducts business or has an office or place of business or maintains any inventory. Each member of the SubMicron Group has previously made available to Purchaser a complete and correct copy of its articles of incorporation, bylaws, or similar organizational documents. The SubMicron Group has delivered to Purchaser an organization chart for the Company and its direct and indirect subsidiaries which is true and correct as of the date hereof, and is attached hereto in Schedule 3.2(a).

                  (b) Except as set forth in Schedule 3.2(b), the SubMicron Group and the Manufacturing Business (i) are not subject to any applicable order, writ, judgment, injunction, or decree of any governmental authority, domestic or foreign, and (ii) are not being, and have not been, conducted in violation of any applicable order, writ, judgment, injunction, decree, statute, ordinance, rule, or regulation of any governmental authority, domestic or foreign, except where such violation does not and will not have a Material Adverse Effect.

         3.3 ENFORCEABILITY OF AGREEMENT. Subject only to entry of the Sale Order, each member of the SubMicron Group has the full corporate power and corporate authority to enter into and execute this Agreement and the Ancillary Documents and to carry out the transactions contemplated hereby in accordance with their terms. There are no outstanding contracts, demands, commitments, or other agreements or arrangements under which the SubMicron Group is or may become obligated to sell, transfer, or assign any of the Transferred Assets or the Manufacturing Business, other than the Procedures Order and the sale of products by the SubMicron Group in the ordinary course of business, consistent with past practice. Subject only to entry of the Sale Order, this Agreement and the Ancillary Documents and all transactions required hereunder or thereunder to be performed by the SubMicron Group has been duly and validly authorized and approved by all necessary corporate or other action. Subject only to entry of the Sale Order, this Agreement and the Ancillary Documents have been duly and validly executed and delivered on behalf of each member of the SubMicron Group by their respective duly authorized officers. This Agreement, and the Ancillary Documents constitute valid and legally binding obligations of the SubMicron Group, enforceable in accordance with their terms (in all cases, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

         3.4 NO INCONSISTENT OBLIGATIONS. Except for the Required Consents (as defined in Section 3.5) or as otherwise disclosed in Schedule 3.4, and subject to the entry of the Procedures Order and Sale Order, neither the execution and delivery of this Agreement or the Ancillary Documents nor the consummation of the transactions contemplated hereby or thereby will (a) result in a violation or breach of, or constitute a default under (whether by notice or lapse of time or both) or give rise to any right of amendment, cancellation, or acceleration, or to any obligation to prepay, or to a loss of any benefit to which the SubMicron Group is entitled under (i) the articles of incorporation or bylaws (or similar organizational documents) of the SubMicron Group or (ii) any term or provision of (A) any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement, lease, or commitment, (B) any writ, order, judgment, decree, law, rule, regulation, or ordinance, license, permit, or approval, (C) any applicable ruling or order of any administrative or governmental body, (D) any other commitment or restriction, in each case to which any member of the SubMicron Group is a party or by which any of the Transferred Assets is subject or bound; or (b) result in the creation of any claim, lien, charge, or encumbrance on any of the Transferred Assets, except in the case of clauses (a)(ii)(A), (B), (C), and (D), for violations, breaches, defaults, terminations, cancellations, accelerations, obligations, or loss of benefits that are stayed, excused or unenforceable as a result of Sellers' filing of the Petitions.

         3.5 CONSENTS. Except as set forth in Schedule 3.5, and subject to the entry of the Sale Order, other than any approval required under the HSR Act, the execution and delivery of this Agreement and the Ancillary Documents by the SubMicron Group and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents do not require the consent, approval, license, permit, waiver, authorization, or action of, or any filing with or notice to, (a) any public, governmental or judicial authority (foreign or domestic), or (b) any person, firm, or other entity pursuant to or under any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement, lease, or commitment to which the SubMicron Group is a party or by which any of the Transferred Assets is subject or bound. For purposes of this Agreement, "Required Consents" shall mean those items set forth on Schedule 3.5, other than those items on Schedule 3.5 which are not Transferred Assets.

         3.6 POSSESSION OF FRANCHISES, LICENSES, ETC. Except as set forth in
Schedule 3.6, the Transferred Assets include all permits, certificates of approval, licenses, registrations, franchises, approvals, exemptions, and other authorizations required to own, lease, operate, or otherwise hold the Transferred Assets and operate the Manufacturing Business, including, but not limited to, permits, certificates of approval, licenses, registrations, franchises, approvals, exemptions, and other authorizations required pursuant to applicable Environmental Laws (as defined in Section 3.17(d)(i) below) ("Permits"), and except where the failure of such Permits to be so included would not reasonably be expected to have a Material Adverse Effect. All such Permits are set forth on Schedule 3.6 and, except to the extent set forth on such schedule, neither the SubMicron Group nor, to the knowledge of the SubMicron Group after reasonable inquiry, any prior owners, lessees, licensees, or other occupants have received any notice from any governmental body (domestic or foreign), revoking, canceling, rescinding, modifying, restricting, or refusing to renew any Permit. There are no facts relating to the SubMicron Group, the Transferred Assets, the Manufacturing Business, or, to the knowledge of the

SubMicron Group, any prior owners, lessees, licensees or other occupants, that would result in the revocation, cancellation, recession, or non-renewal of any of the Permits under applicable law. Except as set forth in Schedule 3.6, no Permit requires the consent of any person in connection with the transactions contemplated by this Agreement or the Ancillary Documents.

         3.7 TITLE TO PROPERTIES.

                  (a) The SubMicron Group has, and upon consummation of the transactions contemplated by this Agreement at the Closing, Purchaser will have, good and marketable, valid, and insurable fee (or leasehold, as the case may be) title to all of the Transferred Assets, real and personal, moveable and immovable, tangible, and intangible, free and clear of any and all claims, liens, charges, defects in title, restrictions, reservations and agreements, consents, options, conflicts, mortgages, pledges, security interests, guarantees, hypothecations, assessments, encroachments, easements, rights of way, and encumbrances of any kind or character ("Liens"), except (a) as disclosed in Schedule 3.7, (b) liens for real estate or ad valorem Taxes which are not past due, and (c) easements for the erection and maintenance of public utilities exclusively serving the properties that, with respect to each of the items set forth in clauses (a) through (c) of this Section 3.7, neither (i) interfere with the use or operation of the Manufacturing Business or the Real Property nor (ii) render title to the Real Property unmarketable or uninsurable (collectively, the "Permitted Encumbrances").

                  (b) If at Closing there shall exist on any of the Real Property a Lien of a specified or readily ascertainable dollar amount on the SubMicron Group's interest (other than a Lien constituting a Permitted Encumbrance), the SubMicron Group shall be required to remove the same by payment or bonding, or causing the title company to insure over the same or otherwise.

         3.8 RECEIVABLES. All of the accounts receivable of the SubMicron Group are the result of bona fide transactions in the ordinary course of business and, to the knowledge of the SubMicron Group after reasonable inquiry, except to the extent specifically reserved for on the June 1999 Balance Sheet, are valid and collectible obligations of the respective makers thereof and were not and are not subject to any offset or counterclaim. The accounts receivable are reflected on the June 1999 Balance Sheet in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a basis consistent with past practice. Since the date of the June 1999 Balance Sheet, there have not been any material write-offs as uncollectible of any accounts receivable of the SubMicron Group, except for write-offs in the ordinary course of business and consistent with past practice.

         3.9 PERSONAL PROPERTY; INVENTORY.

                  (a) Except as set forth in Schedule 3.9(a), all of the machinery, equipment, vehicles, and other tangible personal property which constitute Personal Property and a part of the Transferred Assets, or which are leased by the SubMicron Group pursuant to an Assigned Contract, are (i) in the exclusive possession and control of the SubMicron Group, (ii) located at the places specified in Schedule 3.9(a), (iii) in compliance with the material terms and conditions of all Assigned Contracts relating thereto, (iv) in good operating condition and repair for assets of their type, usage, and age, free from any material defects (both patent and latent), and are usable in the ordinary course of business, except for ordinary wear and tear, and (v) are operated in all material respects in conformity with all applicable laws, rules, regulations, and ordinances, including, without limitation, all applicable building and zoning laws, ordinances, and regulations.

                  (b) Except as set forth on Schedule 3.9(b), (i) all Inventories are of a quality and quantity usable and salable in the ordinary course of business and consistent with past practice, and (ii) all current materials on hand and work-in-process materially meet applicable internal and customer specifications.

         3.10 REAL PROPERTY.

                  (a) The SubMicron Group owns, or has the right to occupy and use, all the Real Property, including the Real Property which is owned by the SubMicron Group and constitutes part of the Transferred Assets (the "Owned Real Property"), and the Real Property leased to Sellers pursuant to an Assigned Contract (the "Leased Real Property").

                  (b) The SubMicron Group has good and marketable, valid, and insurable title in fee simple to all the Owned Real Property, if any, and to all buildings, structures, and other improvements thereon and all fixtures thereto.

                  (c) All agreements included within the Assigned Contracts which relate to or provide leases, easements, rights of way, licenses, and other non-ownership interests in Real Property (collectively, the "Realty Use Rights") are valid and in full force and effect in accordance with their terms. The SubMicron Group has furnished Purchaser with copies of all Realty Use Rights, all of which are identified on Schedule 3.10(c). All copies of the Realty Use Rights furnished to Purchaser are true, correct, and complete and include any and all modifications thereof. There is not under any Realty Use Right (i) except in relation to the Petitions, any default (or, to the knowledge of the SubMicron Group, any claimed default) by the SubMicron Group, or any event of default or event which with notice or lapse of time, or both, would constitute a default by the SubMicron Group which remains uncured or
(ii) to the knowledge of the SubMicron Group, any existing default by any other party to any Realty Use Right, or any event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Realty Use Right.

                  (d) The SubMicron Group is lawfully in possession of all Leased Real Property for the purposes set forth in the Realty Use Rights with respect thereto; and all conditions precedent to the obligation of the SubMicron Group to take possession and continue to occupy all Leased Real Property have been fulfilled.

                  (e) All of the Real Property is free from any use or occupancy restrictions that has or could reasonably be expected to have a Material Adverse Effect, except those imposed by applicable zoning laws, ordinances, and regulations, and from all special taxes or assessments and as provided in the Realty Use Rights. No assessment for public improvement or otherwise which is due from any member of the SubMicron Group and remains unpaid has been made against the Real Property other than the Permitted Encumbrances and the SubMicron Group is not aware of any currently proposed or pending assessment for public improvements or otherwise. No options have been granted to others to purchase, lease, or otherwise acquire any interest in the SubMicron Group's interest in the Real Property.

                  (f) To the knowledge of the SubMicron Group after reasonable inquiry, the present use of and buildings, structures, and improvements on the Real Property are in conformity with all applicable laws, rules, regulations, and ordinances, including, without limitation, all applicable zoning laws, ordinances, regulations and with all registered restrictions of record, except where the failure to be in such conformity does not have, or could not be reasonably expected to have, a Material Adverse Effect, and the SubMicron Group has no knowledge of any proposed change therein that would affect any of the Real Property or its use and the SubMicron Group has not received any notice of violation thereof. To the knowledge of the SubMicron Group after reasonable inquiry, there exists no conflict or dispute with any regulatory authority or other person relating to any Real Property or the activities thereon. To the knowledge of the SubMicron Group after reasonable inquiry, all buildings, structures, and improvements on the Real Property are located within the lot lines (and within the mandatory set-backs from such lot lines established by zoning ordinance or otherwise) and not over areas subject to easements or rights of way.

                  (g) The SubMicron Group has not caused any work or improvements to be performed upon or made to any of the Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the person or entity which performed the work.

                  (h) To the knowledge of the SubMicron Group after reasonable inquiry, all requisite certificates of occupancy and other permits or approvals required with respect to the buildings, structures, and improvements on any of the Real Property, and the occupancy and use thereof have been obtained and are currently in effect. There are no expropriation or condemnation proceedings pending against the Real Property and, to the SubMicron Group's knowledge, there are no expropriation or condemnation proceedings threatened or proposed against the Real Property.

                  (i) The SubMicron Group has not received any notice that the owner of any Leased Real Property has made any assignment, pledge, or hypothecation of the Assigned Contract with respect thereto or the rents or use fees due thereunder.

                  (j) To the SubMicron Group's knowledge, (i) the plumbing and heating, electrical and air conditioning systems, elevator systems, and other mechanical systems and equipment at the Real Property (the "Utility Systems") are in working order and repair and (ii) there are no material, latent defects in the buildings or structures or improvements on the Real Property or the Utility Systems.

                  (k) The SubMicron Group shall use its best efforts to cause the Assigned Contracts governing the Leased Real Property to be placed in recordable form and shall obtain any consents required in connection with the same.

                  (l) The SubMicron Group shall use its best efforts to obtain and record memoranda of leases for each of the Assigned Contracts relating to the Leased Real Property.

         3.11 AUTHORITY TO CONDUCT BUSINESS AND INTELLECTUAL PROPERTY RIGHTS.

                  (a) Except as set forth on Schedule 3.11(a), the SubMicron Group owns or has the means, rights, and information required to manufacture, process, sell, offer for sale, and use the products as are presently being manufactured, processed, offered for sale, sold, or used by the SubMicron Group in the Manufacturing Business, including, without limitation, the means, rights, and information required to manufacture, process, offer for sale, sell, and use all such products without incurring any material liability for license fees or royalties or any claims of infringement of patents, trade secrets, copyrights, trademarks, service marks, industrial design (design patents), or other proprietary rights. Schedule 3.11(a) sets forth a complete and accurate list of all patents and patent applications owned by or under obligation of assignment to the SubMicron Group, which are used in or necessary to the operation of the Manufacturing Business (the "Patents") (in each such case, listing the owner as shown in the records of the appropriate governmental entity identifying the date(s) and jurisdiction(s) in which the patent was granted or applied for and the number of such patent or application). The SubMicron Group is not a party to, either as licensor or licensee, and is not bound by or subject to, any license agreement for any patent, industrial design (design patents), process, trademark, service mark, trade name or copyright, or any other proprietary right except as described in Schedule 3.11(a). All trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by the SubMicron Group in the Manufacturing Business or necessary for the conduct thereof (the "Trademarks") are listed in Schedule 3.11(a) and, as applicable and to the extent indicated thereon, have been duly registered in, filed in, or issued by the U.S. Patent and Trademark Office or the corresponding agency or office of the states of the United States indicated or foreign jurisdiction or, in the case of trade names, to the extent indicated herein, have been duly registered in, filed in, or issued by applicable state, federal, or foreign agencies are in proper form, not disclaimed and are being duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. All software programs and databases owned or used by the SubMicron Group in, or necessary for, the conduct of the Manufacturing Business ("Software Programs") are listed in Schedule 3.11(a) (the Patents, Trademarks, and Software Programs, collectively, the "Intellectual Property"). Other than the Software Programs, the SubMicron Group does not own or use any software that are material to the Manufacturing Business. Except as disclosed in Schedule 3.11(a), to the knowledge of the SubMicron Group after reasonable inquiry, (i) neither the SubMicron Group's use of any Intellectual Property nor the conduct of the SubMicron Group's business, past or present, infringes, violates, or dilutes any rights of any third party, (ii) to the knowledge of the SubMicron Group after reasonable inquiry no third party is infringing, violating, or diluting any of the SubMicron Group's Intellectual Property rights, and (iii) no such claims are pending or, to the knowledge of the SubMicron Group, threatened by any third party against the SubMicron Group or by the SubMicron Group against any third party, and (iv) to the knowledge of Sellers after reasonable inquiry no trade secret, formula, process, designs, know-how or other information considered material proprietary and confidential has been disclosed to any person, except in the ordinary course of business or pursuant to an obligation of confidentiality binding upon such person. Other than those listed in Schedule 3.11(a), there are no settlement agreements, consents, judgments, orders, forebearances to sue, security interests, pledges, restrictions, and any other rights of third parties or similar obligations which restrict the SubMicron Group's rights to (i) use, sell, or license any Intellectual Property owned by the SubMicron Group, or (ii) license or assign any of the Intellectual Property owned by the SubMicron Group.

                  (b) Except for those matters set forth in Schedule 3.11(b), the SubMicron Group has no reason to believe that the computer software, computer firmware, other similar or related items of automated, computerized and/or software systems, and computer hardware used by the SubMicron Group and included in the Transferred Assets will not consistently operate and continue to operate in accordance with their specifications when processing, providing, and/or receiving date-related data before or after January 1, 2000, including leap-year considerations.

         3.12 MATERIAL CONTRACTS. Except for the Excluded Assets, the Assigned Contracts include all existing contracts, agreements, arrangements, and commitments of the SubMicron Group, including all licenses to use intellectual property (a) used in connection with, or relating to, the conduct of the Manufacturing Business in the same manner as currently conducted by the SubMicron Group or (b) by which the Transferred Assets may be bound or affected, except for those contracts, agreements, and arrangements relating to warranty, service, or maintenance obligations of the SubMicron Group which Purchaser is not assuming. Schedule 3.12 sets forth a list of the following agreements to which the SubMicron Group is party in connection with the Manufacturing
Business: (i) any agreements relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed, or secured by any asset), (ii) all contracts with customers (other than purchase orders for previously delivered and accepted goods pursuant to which the SubMicron Group has no outstanding obligations), (iii) any agreement (or group of related agreements) for the lease of personal property to or from any person or entity, (iv) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the SubMicron Group, or involve consideration in excess of $75,000 per annum, (v) any shareholder or voting trust agreements or any agreement concerning a partnership or joint venture, (vi) any agreement concerning confidentiality or non-competition, (vii) any agreement under which it has advanced or loaned any amount to any of the employees or affiliates of the SubMicron Group, (viii) any agreement providing for indemnification of or by the SubMicron Group, (ix) any agreement by the SubMicron Group providing products or services to any person or entity for consideration other than cash or receiving consideration from any person or entity in products or services in lieu of cash, and (x) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $75,000 (all of such foregoing contracts, arrangements, and agreements, together with the Assigned Contracts, the "Material Contracts"). The SubMicron Group has delivered or made available to Purchaser a correct and complete copy of each written Material Contract and a written summary setting forth the terms and conditions of each oral Material Contract. Except as set forth in Schedule 3.12, all Material Contracts are valid, binding, and enforceable in accordance with their terms and, to the knowledge of the SubMicron Group after reasonable inquiry, will continue to be so on identical terms immediately following the consummation of the transactions contemplated by this Agreement and the

Ancillary Documents, to the knowledge of the SubMicron Group after reasonable inquiry, neither the SubMicron Group nor any other party thereto is in default under any of such agreements, nor has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default by the SubMicron Group or any other party thereto, subject to obtaining any required consent of the other party thereto which is set forth on Schedule 3.5. All of the Material Contracts have been entered into in the ordinary course of the Manufacturing Business and on an arm's-length basis. Each member of the SubMicron Group has performed all obligations to be performed by it as of the date of this Agreement under all Material Contracts and the SubMicron Group is not in default or in arrears under any of the terms thereof. No condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or accelerate the maturity of, or other wise modify, any Material Contract; and all Material Contracts are in full force and effect. No default by any other party to any Material Contract is known or claimed by the SubMicron Group to exist.

         3.13 CONTINGENCIES. Except as set forth in Schedule 3.13 and the Petitions, the Procedures Order, and the Sale Order, there is no action, suit, claim, demand, investigation, inquiry, complaint, litigation, arbitration, or proceeding pending or, to the knowledge of the SubMicron Group after reasonable inquiry, threatened against, by or affecting the SubMicron Group, or the Transferred Assets in any court or before any arbitrator, private alternative dispute resolution system, or governmental agency, the eventual outcome of which could reasonably be expected to have a Material Adverse Effect, or which would prevent or impede the transactions contemplated by this Agreement or the Ancillary Agreements. The SubMicron Group has not been charged with, nor is it under investigation with respect to any charge concerning, any violation of any provision of any federal, state or other applicable law, rule, regulation, or ordinance, or order, decree, or governmental restriction with respect to the Manufacturing Business. There are no unsatisfied judgments against the SubMicron Group or any consent decrees, writs, restraining orders, or preliminary or permanent injunctions to which the SubMicron Group or any of the Transferred Assets are subject.

         3.14 TAXES.

                  (a) Except as disclosed in Schedule 3.14(a), (i) each member of the SubMicron Group has duly and timely filed all tax returns required to be filed by it ("Tax Returns"); (ii) all such Tax Returns are true, correct, and complete; (iii) the SubMicron Group has paid all taxes (including, without limitation, all income, property, sales, use, custom, franchise, goods and services, ad valorem, withholding, employees income withholding, and special security taxes and all other taxes imposed on the SubMicron Group, or its income, properties, sales, franchises, operations, employee benefit plans, or trusts imposed by any federal, state, local, or foreign jurisdiction or by any other governmental unit or taxing authority, and all interest and penalties thereon collectively, "Taxes") which are due and payable with respect to periods on or before the Closing; (iv) the SubMicron Group has paid, on or before the date hereof, all assessments and reassessments and all other Taxes, govern mental charges, penalties, interest, and fines due and payable by it with respect to periods on or before the Closing; (v) adequate provision has been made for Taxes payable for the current period for which tax returns are not yet required to be filed;
(vi) there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any Tax Return by, or payment of any Tax, governmental charge or deficiency against, any member of the SubMicron Group; (vii) there are no actions, suits, proceedings, investigations, claims or audits threatened or pending against the SubMicron Group in respect of Taxes, governmental charges, or assessments, nor are there any matters under discussion with any governmental authority relating to Taxes, governmental charges or assessment asserted by any such authority; and (viii) each member of the SubMicron Group has withheld from each payment made to any of its officers, directors, former directors, and employees the amount of all Taxes, including but not limited to, income tax, and other deductions required to be withheld therefrom, and has paid the same to the proper tax or other receiving officers within the time required under any applicable tax legislation.

                  (b) Except as disclosed in Schedule 3.14(b), there are no pending or, to the knowledge of the SubMicron Group after reasonable inquiry, threatened actions against any member of the SubMicron Group before any court or administrative agency or any proceedings involving the appeals branch of any relevant taxation authority which may materially and adversely affect the Manufacturing Business or the Transferred Assets.

                  (c) Except as disclosed in Schedule 3.14(c), each of the Akrion Entities qualify as an eligible entity disregarded from its owner (a "Disregard Entity") as described in section 301.7701-3 of the Treasury Regulations.

         3.15 EMPLOYMENT AND LABOR MATTERS.

                  (a) Schedule 3.15(a) lists all employees of the SubMicron Group, who on the date hereof perform services on a full-time or part-time basis, together with particulars of their salary, bonuses, commissions, position, location of employment, and length of service with the SubMicron Group, and if such employee is absent on workers' compensation or insurance, sick leave, short term disability or long term disability, pregnancy, maternity, parental, family responsibility, bereavement, education and training, or adoption leave. or any other approved or statutory leave of absence or layoff.
Schedule 3.15(a) indicates whether such employee's employment is subject to a written agreement.

                  (b) Schedule 3.15(b) contains a true and complete list of all collective bargaining agreements, any agreements amending any labor agreements, letters of understanding, letters of intent, side bar letters, and other written communications between any Union (as defined in subsection (c)(i) below) and the SubMicron Group which impose obligations on the SubMicron Group or set out any understanding with respect to the interpretation of the provisions of such documents ("Labor Agreement(s)"). The SubMicron Group is currently in compliance with all of the provisions of the Labor Agreements.

                  (c) Except to the extent set forth in Schedule 3.15(c):

                           (i) the SubMicron Group is not a party to or bound by any Labor Agreement, contract, commitment, or arrangement, either directly or by operation of law, with any labor or trade union, labor organization, local or foreign organization or association of employees, or local or foreign branch of a national or international organization or association of employees that has as one of its purposes the regulation of relations between employers and employees through collective bargaining, or any other representative of employees ("Union");

                           (ii) no Union claims to represent the employees of the Manufacturing Business or has been certified as bargaining agent for the employees;

                           (iii) none of the employees of the SubMicron Group is represented by any Union and the SubMicron Group does not have any knowledge of any current Union organizing activities among their employees, nor does any question concerning representation exist concerning such employees. There are no outstanding applications for certification or any other proceedings in which a Union is claiming or seeking exclusive authority to bargain collectively for any employees of the SubMicron Group, nor have there been any such activities within the past three (3) years;

                           (iv) there is no unfair labor practice charge or complaint outstanding, pending, or to the knowledge of the SubMicron Group after reasonable inquiry, threatened against or affecting the SubMicron

                                    Group, before the National Labor Relations
                                    Board or any similar state or foreign
                                    agency;

                           (v) there is no grievance arising out of any Labor Agreement or other grievance procedure;

                           (vi) there is no Labor Disturbance outstanding, pending, or, to the knowledge of the SubMicron Group after reasonable inquiry, threatened against, or affecting the Manufacturing Business and there has not been any Labor Disturbance during the past three (3) years;

                           (vii) neither the SubMicron Group nor any person acting on behalf of or as a bargaining agent for the SubMicron Group, has received or sent notice to commence collective bargaining for the purposes of bargaining a Labor Agreement or revision or renewal of same, nor agreed to conduct collective bargaining with any Union;

                           (viii) there are no written personnel policies, rules, or procedures applicable to employees of the SubMicron Group, other than those set forth in Schedule 3.15(c), true and correct copies of which have heretofore been delivered or made available to Purchaser;

                           (ix) the SubMicron Group has at all times been in material compliance with all obligations under the Occupational Safety and Health Act, as amended, and all regulations related to the foregoing, and all other federal, state or local laws, statutes, ordinances, rules, regulations, codes, and orders relating to employment and labor, including without limitation, those relating to wages, hours, employment, or labor standards generally, human rights, pay equity, employment equity, workers' compensation, workplace safety and insurance, occupational health and safety, employer health tax, employment or unemployment insurance, and income tax withholdings ("Employment Laws") applicable to persons employed in connection with the Manufacturing Business. The SubMicron Group is not liable for any assessments, penalties or other sums for failure to comply with any Employment Laws;

                           (x) the SubMicron Group has not received notice of the intent of any federal, state, local, or foreign agency responsible for the enforcement of any Employment Laws to conduct an investigation with respect to or relating to the SubMicron Group and no such investigation is in progress;

                           (xi) there are no Claims outstanding, pending, affecting, or, to the knowledge of the SubMicron Group after reasonable inquiry, threatened against the SubMicron Group before any other similar state or federal agency responsible for the prevention of discriminatory or unlawful employment practices;

                           (xii) there are no Claims outstanding, pending, affecting, or, to the knowledge of the SubMicron Group after reasonable inquiry, threatened against the SubMicron Group, in any forum, by or on behalf of any present or former employee of the SubMicron Group, any applicant for employment, or classes of the foregoing, alleging breach of any actual, express or implied contract of employment, any Employment Laws, wrongful dismissal, or any other discriminatory, wrongful, or tortious conduct in connection with the employment relationship;

                           (xiii) to the knowledge of the SubMicron Group after reasonable inquiry, no current or former employees have suffered any illness, disease, injury, or death by reason of having handled or becoming exposed to or otherwise having been harmed by any contaminants or any substances which are designated substances, hazardous materials, or regulated biological chemical or physical agents pursuant to the Occupational Safety and Health Act or any regulations thereunder which may at any time up to the date hereof have been present at the workplace in the course of their employment by the SubMicron Group;

                           (xiv) there are no outstanding loans or advances made or granted by the SubMicron Group to any Transferred Employee, except for normal travel advances or in the ordinary course consistent with practice, all of which do not exceed $10,000, except as set forth on
                                    Schedule 3.15(c);

                           (xv) the consummation of the transactions contemplated by this Agreement will not entitle any Transferred Employee to pay in lieu of notice of termination, termination pay, severance pay, retiring allowance, retirement benefit, or any other payment under any written or oral agreement with the SubMicron Group;

                           (xvi) all obligations of the SubMicron Group, whether arising by operation of law, contract, past custom, or otherwise, for wages, salaries, remuneration, compensation bonuses, commissions, vacation and holiday pay, sick pay or leave, termination or severance pay or pay in lieu of notice of termination, and any other form of compensation payable to any current or former persons employed in the Manufacturing Business in respect of the services rendered by any of them have been paid or accrued; and

                           (xvii) the SubMicron Group has withheld all amounts required by law to be withheld from payments made by them with respect to all current and former persons employed in the Manufacturing Business, including without limitation, those with respect to income tax withholdings and unemployment or employment insurance premiums, and have remitted such amounts to the appropriate authorities within the times required by law.

                  (d) Except as set forth in Schedule 3.15(d) there are no written employment agreements or contracts, services, agency or consulting agreements, retention agreements, bonus arrangements, or termination or severance agreements with any employees of the SubMicron Group or any independent contractors or outside vendors. Except as provided for by general principles of applicable law, there are no oral employment agreements or contracts with any Transferred Employee or any independent contractor or outside vendors which are not terminable by the SubMicron Group upon providing that period of notice (or at the SubMicron Group's option, pay in lieu of notice) required by the applicable labor or employment standards legislation or by providing reasonable notice under common law.

         3.16 EMPLOYEE BENEFIT MATTERS.

                  (a) Schedule 3.16(a) sets out a true and complete list of each pension, profit sharing, retirement, and other "pension" plan, fund or program (within the meaning of section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")), each bonus, deferred compensation, incentive compensation, executive compensation, stock purchase, stock option, severance or termination pay, health or other medical, life, short- or long-term disability or other insurance, salary continuance, supplementary unemployment benefit, and other "welfare" plan, fund or program (within the meaning of section 3(1) of ERISA), and all other employee benefit plans, programs, agreements, commitments or arrangements, whether written or unwritten, formal or informal, legally binding or not, in each case that is sponsored, maintained by or contributed to or required to be contributed to by the SubMicron Group or any trade or business, whether or not incorporated, that together with the SubMicron Group or the Manufacturing Business, would be deemed a "single employer" within the meaning of section 4001(b) of ERISA (an "ERISA Affiliate") that provides benefits or compensation to, or for the benefit of, current or former employees of the SubMicron Group or their dependents or beneficiaries, as well as the compensation practices and policies applicable to such employees including practices and policies regarding vacations, sick leave, leaves of absence, and all perquisites of employment, other than government-sponsored employee benefit programs mandated by law ("Plan" or "Plans").

                  (b) The SubMicron Group has delivered or made available to Purchaser true, complete, and up-to-date copies of: (i) each of the written Plans, and any amendments thereto, and a description of each unwritten Plan;
(ii) the most recent summary plan description required under ERISA with respect thereto; (iii) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (iv) the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) With respect to each such Plan, except as set forth on
Schedule 3.16(c): (i) there are no outstanding complaints, actions, suits, investigations, proceedings, grievances, arbitrations or claims pending or threatened by any employee of the SubMicron Group (other than routine claims for benefits) or by any other party relating to such Plan; (ii) the SubMicron Group has not, nor has any administrator or fiduciary of any Plan, taken any action, or failed to take any action, which would subject the SubMicron Group to any liability for any tax or for a breach of any statutory or fiduciary duty with respect to or in connection with such Plan; (iii) all obligations regarding such Plan have been satisfied in all material respects, and there are no outstanding material defaults or violations by any party relating to such Plan; (iv) such Plan has been operated and administered in all material respects in compliance with its terms, any Labor Agreement, and the requirements of all applicable laws, rules, and regulations, including, without limitation, ERISA, the Code, and all Employment Laws; and (v) full payment has been made in a timely fashion of all contributions or other amounts required to be paid or provided by the SubMicron Group or by any other party to such Plan in accordance with the provisions of such Plan or under applicable laws, rules, and regulations, and all such amounts properly accrued through the Closing Date will be paid and fully discharged by the SubMicron Group on or prior to the Closing Date.

                  (d) At no time has the SubMicron Group or any ERISA Affiliate sponsored, maintained or contributed to any Plan which is or is intended to be a pension plan which is subject to title IV of ERISA, including without limitation, any "multi-employer" pension plan as defined in section 3(37) of ERISA. No liability under title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guarantee Corporation (which premiums have been paid when due).

                  (e) No Plan has engaged in a non-exempt "prohibited transaction" (as defined in section 4975 of the Code and section 406 of ERISA).

                  (f) Each of the Plans intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to such effect, and no fact or circumstance exists that could adversely affect such favorable determination.

                  (g) No notification is required to be given to any regulatory authority having jurisdiction over any of the Plans with respect to the consummation of the transactions contemplated by this Agreement.

                  (h) None of the Plans or any Labor Agreement provides benefits to current or former employees of the SubMicron Group beyond their retirement or termination of service, or to the beneficiaries or dependents of retired employees, including without limitation, retiree health benefits, other than coverage mandated by applicable law.

         3.17 ENVIRONMENTAL MATTERS.

                  (a)      Except as set forth in Schedule 3.17(a):

                           (i) the SubMicron Group has complied and are in compliance in all material respects with all applicable Environmental Laws (as defined below);

                           (ii) the SubMicron Group has obtained all permits, licenses, registrations, exemptions, certificates of approval, and other authoriza-tions which are required under the Environmental Laws for the ownership, use, and operation of the Personal Property and Real Property; all such permits, licenses, registrations, exemptions, certificates of approval, and other authorizations are in effect; no appeal nor any other action is pending or threatened to revoke any such permit, license, registration, exemption, certificates of approvals, or authorization; the SubMicron Group has applied in a timely fashion for any renewal for such permits, licenses, registrations, exemptions, certificates of approval, and authorization that have expired; and the SubMicron Group is in material compliance with all terms and conditions of all such permits, licenses, registrations, exemptions, certificates of approval, and authorizations;

                           (iii) there have been no Releases (as defined below), discharges, or spills of Contaminants (as defined below) by the SubMicron Group or, to the knowledge of the SubMicron Group after reasonable inquiry, by others, individually or in the aggregate, in excess of any amount permitted by any Environmental Laws at such time at, on, under or from the Real Property or the Personal Property, or, to the knowledge of the SubMicron Group after reasonable inquiry, migrating to the Real Property from adjacent properties that are reasonably likely to subject the SubMicron Group or Purchaser to any liability under applicable Environmental Laws, including, but not limited to, liability for corrective action, restoration, remediation, compliance actions, response costs, natural resource damages, or tort damages, except for discharges or spills which would not have a Material Adverse Effect;

                           (iv) neither the SubMicron Group nor, to the knowledge of the SubMicron Group after reasonable inquiry, any of the SubMicron Group's predecessors have disposed of, transported, recycled, treated, handled, generated, or stored any Contaminants at any off-site location, or arranged for the same, in a manner that will or could reasonably be expected to result in any material liability to the SubMicron Group or Purchaser under applicable Environmental Laws, including, but not limited to, liability for corrective action, restoration, remediation, compliance actions, response costs, natural resource damages, or tort damages;

                           (v) there are no litigation, investigations, inquiries, rulings, orders, inspections, or citations pending, or to the knowledge of the SubMicron Group, threatened or contemplated by any governmental officials or other persons with respect to the Transferred Assets, the SubMicron Group, or, to the knowledge of the SubMicron Group after reasonable inquiry, prior owners, lessees, licensees, or other occupants, that allege that the SubMicron Group or any predecessors are in violation or are otherwise liable or potentially liable pursuant to Environmental Laws or in connection with Contaminants; and

                           (vi) none of the Transferred Assets has been or is being used by the SubMicron Group, or to the knowledge of the SubMicron Group after reasonable inquiry, prior owners, lessees, licensees, or other occupants as a landfill or waste disposal site.

                  (b) Schedule 3.17(b) contains a true, correct, and complete description of:

                           (i) all permits, pending permit applications, licenses, certificates of approval, registrations, exemptions, authorizations, and compliance plans required to operate the Manufacturing Business pursuant to applicable Environmental Laws, plans, and compliance schedules with respect to the SubMicron Group or the Transferred Assets; and

                           (ii) all litigation, investigations, inquiries, inspections and other proceedings, rulings, orders or citations pending, or to the knowledge of the SubMicron Group, threatened or contemplated by government officials or other third parties with respect to the SubMicron Group or the Transferred Assets, that allege that the SubMicron Group is in violation of, or are otherwise liable or potentially liable pursuant to, applicable Environmental Laws or in connection with Contaminants.

                  (c) The SubMicron Group has delivered to Purchaser true, correct, and complete copies of all permits, pending permit applications, licenses, registrations, exemp-tions, authorizations, certificates of approval, and compliance plans pursuant to applicable Environmental Laws, regulatory plans, and compliance listed in
Schedule 3.17(b). The SubMicron Group has heretofore delivered to Purchaser true and complete copies of all environmental studies, audits, or assessments, which have been conducted or caused to be conducted either internally or externally, or studies, audits, or assessments of occupational health and safety which have been made in the last five (5) years (which are in the SubMicron Group's possession or reasonably obtainable by the SubMicron Group) relating to the Personal Property and Real Property or any other property formerly owned, operated, used or leased by the SubMicron Group in connection with the Manufacturing Business or the Transferred Assets. The SubMicron Group has kept all records and made all filings required by applicable Environmental Laws, except where the failure to do so would not have a Material Adverse Effect.

                  (d)      For the purposes of this Agreement:

                           (i) "Environmental Laws" shall mean all federal, local, and municipal laws, statutes, by-laws, regulations, rules, ordinances, guidelines, directives, policies, decrees, or other pronouncements relating to the regulation, protection or preservation of the environment, occupational health and safety, or to the regulation of Contaminants, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Federal Clean Water Act (33 U.S.C. 1251 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), each as amended from time to time, and similar legislation, including, without limitation, laws relating to Releases or threatened Releases of Contaminants into the indoor or outdoor environment (including, without limitation, air, soil, subsoil, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, handling, or disposal of Contaminants, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting
                                    Contaminants, and all laws relating to
                                    endangered or threatened species of fish, wildlife, and plants, and the management or use of natural resources;

                           (ii) "Contaminants" shall mean any substance, gas, liquid, product, element, radiation, vibration or matter included in any definition of hazardous product, dangerous goods, waste, toxic substance, hazardous waste, extremely hazardous waste, restricted hazardous waste, contaminant, pollutant, toxic pollutant, deleterious substance, or words of similar import under any Environmental Law, or the presence of which in the environment is reasonably likely to adversely affect the quality of the environment in any way; and

                           (iii) "Release" shall mean any release, spill, leak, emission, pumping, injection, deposit, discharge, dispersal, leaching, migration, spraying, abandonment, pouring, emptying, throwing, dumping, placing, disposal into the indoor or outdoor environment (including, without limitation, air, soil, subsoil, surface water, groundwater, land, surface, or subsurface strata), or into or out of any property, including the movement of Contaminants through or in the air, soil, subsoil, surface water, groundwater, land, surface or subsurface strata, or into or out of any property, and when used as a verb has a like meaning.

         3.18 ASSETS. The Transferred Assets constitute all of the assets, properties, rights, and interests (including, without limitation, real property and tangible and intangible property) necessary for the conduct of the Manufacturing Business as it is being currently conducted, except for the Excluded Assets, raw materials, supplies, and personnel. Except as set forth on
Schedule 3.9(a), the Real Property constitutes all real property on which all tangible personal property included in the Transferred Assets is ordinarily located and all real property used in the Manufacturing Business.

         3.19 CUSTOMERS AND SUPPLIERS. Except as set forth in Schedule 3.13, the SubMicron Group is not aware of (a) any loss or threatened loss, or (b) any bankruptcy, insolvency, or financial distress, of any of the ten (10) largest customers, suppliers, or accounts of the Manufacturing Business for the latest twelve (12) months ended June 30, 1999. Schedule 3.19 lists each of the ten (10) largest customers and suppliers of the Manufacturing Business (in terms of amounts invoiced) for the twelve (12) month period ended June 30, 1999.

         3.20 SEC REPORTS; FINANCIAL STATEMENTS.

              (a) Except as set forth in Schedule 3.20, as of the date of its filing, each of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (the "SEC Reports"), did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of this Agreement or the circumstances under which they were made, not misleading. Except for facts directly relating to or arising out of the filing of the Petitions or the prosecution of the Chapter 11 Cases, there is no material fact directly or indirectly relating to the Manufacturing Business or the operations or condition of the SubMicron Group (other than facts which relate to general economic trends or conditions or general conditions affecting the industry in which the SubMicron Group operates) that is reasonably likely to have a material adverse effect, individually or in the aggregate, on the business, prospects, financial condition, or results of operations of the Manufacturing Business or the Transferred Assets ("Material Adverse Effect"), that has not been set forth in the SEC Reports or the Disclosure Schedules. True and correct copies of the SEC Reports have been delivered to Purchaser. Each of the consolidated balance sheets of the Company included in or incorporated by reference in the SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of the SubMicron Group as of its date and each of the consolidated statements of income, retained earnings, and cash flows of the Company included in or incorporated by reference into the SEC Reports (including any related notes or schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the SubMicron Group for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with U.S. GAAP consistently applied during the periods involved, except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (b) The June 1999 Balance Sheet fairly presents the consolidated financial position of the SubMicron Group as of its date and each of the unaudited consolidated statements of income, retained earnings, and cash flows of the Company for the three (3) months ended June 30, 1999 (such statements together with the June 1999 Balance Sheet, the "June 1999 Financial Statements") fairly presents the results of operations, retained earnings, or cash flows, as the case may be, of the SubMicron Group for the three (3) months ended June 30, 1999 (subject to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with U.S. GAAP consistently applied.

         3.21 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities and obligations (a) incurred since the date of the June 1999 Balance Sheet in the ordinary course of business and consistent with past practice, or (b) disclosed in Schedule 3.21, the SubMicron Group has no material liabilities or obligations of any kind whatsoever (whether direct, indirect, accrued, or contingent), and there is no existing condition or situation that could reasonably be expected to result in any such liabilities or obligations.

         3.22 ABSENCE OF ADVERSE AND OTHER CHANGES. Except as set forth in
Schedule 3.22 or as otherwise contemplated by this Agreement, since the date of the June 1999 Balance Sheet, (a) there has not been any loss (including a material reduction in order size) of (i) any booked or forecasted order with respect to Chartered Silicon Partners Pte Ltd., (ii) the prospects of any future orders from Chartered Silicon Partners Pte Ltd., (iii) any booked order for more than one (1) automated wet bench from Systems, or (iv) any two (2) booked or forecasted orders (on a net basis with respect to forecasted orders) for automated wet benches from Systems (any of the foregoing in (a) immediately above, a "Material Customer Loss"); (b) the Manufacturing Business has been conducted in the ordinary course consistent with past practices; and (c) there has not been (i) any incurrence, assumption, or guarantee by the SubMicron Group in connection with the Manufacturing Business of any indebtedness for borrowed money, (ii) any creation or other incurrence of any Lien (other than a Permitted Encumbrance) on any Transferred Asset in an amount in excess of $50,000, individually or in the aggregate, (iii) any transaction or commitment made, or any contract or agreement entered into, by the SubMicron Group in connection with the Manufacturing Business (including with respect to the acquisition or disposition of any assets) or any relinquishment by the SubMicron Group in connection with the Manufacturing Business of any contract or other right, in either case, other than in the ordinary course of the SubMicron Group's business and for fair consideration, (iv) any change in any method of accounting or accounting practice by the SubMicron Group, (v) any (A) employment, deferred compensation, severance, termination, retirement, or other similar agreement entered into with any employee of the Manufacturing Business (or any amendment to any such existing agreement), (B) grant of any severance pay, pay in lieu of notice or termination pay to any such employee, other than in the ordinary course of business consistent with past practice, or (C) any loan or advance to any employee of the Manufacturing Business, (vi) any material change in the methods of operation of the Manufacturing Business, (vii) any loss or damage to the properties of the Manufacturing Business or the Transferred Assets in excess of $100,000, (viii) any capital expenditures (or series of related capital expenditures) in excess of $25,000 individually or $100,000 in the aggregate by the SubMicron Group in connection with the Manufacturing Business, (ix) any acceleration, termination, modification, or cancellation of any contract, agreement, lease, license, or understanding by the SubMicron Group in connection with the Manufacturing Business, outside of the ordinary course of business consistent with past practice or as a result of this Agreement, the Petitions, the Procedures Order, or the Sale Order, (x) any capital investment in, or any loan to, any other person or entity (other than subsidiaries of the Company) by the SubMicron Group in connection with the Manufacturing Business, (xi) any delay or postponement of the payment of any accounts payable or other liabilities or obligations by the SubMicron Group in connection with the Manufacturing Business, except in the ordinary course of business or pursuant to the express terms of such payable, liability or obligation, (xii) any cancellation, waiver, or release of any right or claim by the SubMicron Group in connection with the Manufacturing Business, except in the ordinary course of business consistent with past practice or as a result of the Chapter 11 Cases, (xiii) any grant or any license or sublicense of any rights under or with respect to any Intellectual Property, except in the ordinary course of business consistent with past practice, (xiv) any settlement or payment of any amount to any other person with respect to any liability or obligation, outside the ordinary course of the SubMicron Group's business, or
(xv) any agreement or any commitment to take any of the actions described in this Section 3.22.

         3.23 INSURANCE. Schedule 3.23 sets forth a correct and complete list and description of all policies of insurance (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the SubMicron Group is currently insured, including
(a) the name of the insurer, (b) the period of coverage and (c) the type and amount of coverage. With respect to each such insurance policy set forth on
Schedule 3.23, (a) each such policy is in full force and effect; (b) all premiums currently payable or previously due and payable with respect to all periods up to and including the Closing Date have been paid; (c) no written notice of cancellation or termination has been received with respect to any such policy; (d) the SubMicron Group is not in material breach or default (including, without limitation, the giving of notice thereunder); (e) each such policy is sufficient for compliance with all requirements of law; (f) each such policy is valid, outstanding, and enforceable; (g) each such policy will remain in full force and effect (other than on account of actions which may be taken by the insurance company that is a party thereto, without regard to any action by the SubMicron Group) through the Closing; and (h) no party to the policy has repudiated, or given written notice of an intent to repudiate, any provisions thereof. There are no currently outstanding material losses for which the SubMicron Group has failed to give or present notice or claim required under any policy set forth on Schedule 3.23. The SubMicron Group has not been refused any insurance, nor has any coverage been limited by any insurance carrier to which the SubMicron Group has applied for any such insurance or with which they have carried insurance during the last five (5) years. All of the Real Property and tangible assets are currently insured for their full replacement value.

         3.24 FULL DISCLOSURE. No representation or warranty of the SubMicron Group contained in this Section 3 or in the Disclosure Schedules contains, or will contain, any untrue statement of a material fact or omits, or will omit to state, a material fact necessary to make the statements contained herein or therein not misleading, and all information set forth in the Disclosure Schedules is true, correct, and complete. There is no fact known to the SubMicron Group that adversely affects in any material respect the Manufacturing Business or the Transferred Assets, which has not been disclosed in this Agreement or the Disclosure Schedules.

         3.25 BROKERS. Except as set forth on Schedule 3.25, each member of the SubMicron Group represents and warrants that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein. Each member of the SubMicron Group shall indemnify Purchaser and hold Purchaser harmless from and against any and all Losses arising out of any claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of the SubMicron Group or any of their Affiliates, including any listed on Schedule 3.25.

         3.26 AFFILIATE RELATIONS. Except as set forth in Schedule 3.26, no officer, director, stockholder, Affiliate, or associate of the SubMicron Group has any direct, indirect, or beneficial ownership of any real or personal property which is in any way involved with or related to the conduct of the Manufacturing Business or the Transferred Assets to be conveyed pursuant to the terms of this Agreement and the Ancillary Agreements. All of the Assigned Contracts have been entered into on an arm's-length basis and are commercially reasonable.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         As an inducement to Sellers to enter into this Agreement and to sell the Transferred Assets to Purchaser, Purchaser hereby represents, warrants, and covenants as of the date hereof and as of the Closing Date (with effect as of immediately prior to the Closing) as follows:

         4.1 ORGANIZATION. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         4.2 AUTHORIZATION; NO INCONSISTENT AGREEMENTS. Subject only to entry of the Sale Order, Purchaser has full corporate power and authority to enter into, execute, and perform this Agreement and the Ancillary Documents and to carry out the transactions contemplated hereby and thereby. This Agreement and all transactions required hereunder to be performed by Purchaser have been duly and validly authorized and approved by all necessary corporate or other action on the part of Purchaser. This Agreement has been duly and validly executed and delivered on behalf of Purchaser by its duly authorized officers, and this Agreement constitutes the valid and legally binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. Neither the execution and delivery of this Agreement and the Ancillary Documents nor the consummation of the transactions contemplated hereby or thereby will constitute a violation or breach of the articles of incorporation or the bylaws of Purchaser or any provision of any contract or other instrument to which Purchaser is a party or by which any of the assets of Purchaser may be affected or secured, or any order, writ, injunction, decree, statute, rule, or regulation to which Purchaser is subject, or will result in the creation of any lien, charge, or encumbrance on any of the assets of Purchaser or acceleration of any debt.

         4.3 CONSENTS. Subject to entry of the Sale Order, other than any approval required under the HSR Act or any approval by the Equinox Parties (as defined in Section 6.15), the execution and delivery of this Agreement and the Ancillary Documents by Purchaser and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents do not require the consent, approval, license, permit, waiver, authorization, or action of, or any filing of notice to, (a) any public, governmental, judicial authority (foreign or domestic), or (b) any person, firm, or other entity pursuant to or under any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other instrument, contract, agreement, lease or commitment to which Purchaser is a party.

         4.4 BROKERS. Purchaser represents and warrants that no broker or finder other than Blum and Company ("Blum") has acted on its behalf in connection with this Agreement or the transactions contemplated herein. Purchaser shall indemnify Sellers and hold Sellers harmless from and against any and all Losses arising out of any claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of Purchaser or any of its affiliates. Sunrise Capital Partners, L.P. shall pay Blum $340,000 in full satisfaction for Blum's services.

5.       CONDUCT OF SELLERS' BUSINESS PENDING CLOSING.

         5.1 BUSINESS IN ORDINARY COURSE. Prior to the Closing, unless Purchaser shall otherwise agree in writing, the SubMicron Group shall conduct the Manufacturing Business only in the ordinary and usual course consistent with past practice, subject, after the date of the filing of the Petitions, to any obligations as debtors-in-possession under the Bankruptcy Code or orders of the Bankruptcy Court.

                  Without limiting the generality of the foregoing, subject, after the date of the filing of the Petitions, to any obligations as debtors-in-possession under the Bankruptcy Code or orders of the Bankruptcy Court, from the date hereof until the Closing:

                  (a) The SubMicron Group shall not enter into any contracts, arrangements, leases or licenses or agreements with any third parties except in the ordinary course of the Manufacturing Business at prices and on terms consistent with the prior operating practices of the SubMicron Group (and only if the SubMicron Group provides written notice to Purchaser in accordance with the provisions of Section 1.1(h) above).

                  (b) Except for sales of inventory at prices and on terms consistent with the prior operating practices of, and in the ordinary course of the Manufacturing Business, the SubMicron Group shall not sell, assign, transfer, convey, or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, or other disposition of any of the Transferred Assets.

                  (c) The SubMicron Group shall enter into all contracts or commitments for the purchase of raw materials, products, services, and supplies only in the ordinary and regular course of business to enable the SubMicron Group to conduct its normal business operations and to maintain their normal inventory of raw materials and finished goods, at prices and on terms consistent with the prior operating practices of the SubMicron Group.

                  (d) The SubMicron Group shall use its best efforts to maintain, preserve, and protect all of the Transferred Assets in as good condition as exists on the date hereof, except for ordinary wear and tear, and no pledge, mortgage, lien, security interest, charge, or encumbrance shall be granted or created in respect of any Transferred Asset (other than, the continuation, but not the modification or amendment, of the Permitted Encumbrances).

                  (e) The SubMicron Group shall make all capital expenditures
(i) consistent with any capital expenditure or budget plans of the SubMicron Group and (ii) reasonably necessary to maintain the Transferred Assets in good repair and operable condition.

                  (f) The books, records and accounts of the SubMicron Group shall be maintained in the usual, regular, and ordinary course of business on a basis consistent with prior practices and in accordance with U.S. GAAP.

                  (g) The SubMicron Group shall use its best efforts to preserve the Manufacturing Business, including the SubMicron Group's present business organization and its existing business relationships to keep available the services of the SubMicron Group's present employees employed in the Manufacturing Business, to preserve the goodwill of the SubMicron Group's present suppliers to the Manufacturing Business, the customers of the Manufacturing Business, and others having business relations with the Manufacturing Business.

                  (h) The SubMicron Group shall use its best efforts not to permit any insurance policy naming any member of the SubMicron Group as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business.

                  (i) The SubMicron Group shall take all reasonable action required to preserve and protect the Intellectual Property.

         5.2 NO MATERIAL CHANGES. From the date hereof and until the Closing, unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld) subject only to the orders of the Bankruptcy Court, the SubMicron Group shall not take any action which may materially alter the organization, capitalization, or financial structure of the Manufacturing Business. Without limiting the generality of the foregoing, subject only to the orders of the Bankruptcy Court, the SubMicron Group shall not:

                  (a) change, amend, modify, or alter the articles of incorporation or bylaws or other similar organizational documents of the SubMicron Group;

                  (b) change, amend, increase, or decrease the authorized or issued share capital of the SubMicron Group or declare or pay any dividend (in cash, stock or otherwise);

                  (c) issue or grant any right or option to purchase or otherwise acquire any share capital or other security of the SubMicron Group;

                  (d) change, amend, modify, or alter the banking arrangements of the SubMicron Group or incur any indebtedness other than in the ordinary course of business or other than any debtor-in-possession financing approved by the Bankruptcy Court;

                  (e) except as contemplated by this Agreement, reorganize, recapitalize, liquidate, voluntarily declare bankruptcy, or seek the appointment of a receiver, trustee, or custodian; or

                  (f) merge, combine, or consolidate with another entity.

         5.3 COMPENSATION OF EMPLOYEES. From the date hereof and until the Closing, (a) no increase shall be made in the compensation or employee benefits payable or to become payable to any employee of the SubMicron Group, and no bonus or profit-share payment or other arrangement (whether current or deferred) shall be made to or with any employee, and (b) no employee shall be hired by the SubMicron Group at a salary in excess of $100,000 per annum.

         5.4 GENERAL PROHIBITIONS. From the date hereof and until the Closing, and except as otherwise required by Section 2.17 hereof or the Procedures Order or any other order of the Bankruptcy Court,


                  (a) The SubMicron Group shall not take any action that could reasonably be likely to result in any of the representations and warranties of the SubMicron Group set forth in this Agreement becoming untrue or any of the conditions to the purchase and sale of the Transferred Assets set forth in Sections 6 and 7 not being satisfied; and

                  (b) The SubMicron Group shall not enter into any contract, agreement, commitment, or arrangement in violation of any of the provisions of this Section 5.

6.       CONDITIONS TO OBLIGATIONS OF PURCHASER.

         All obligations of Purchaser under this Agreement are subject to the fulfillment and satisfaction of each and all of the following conditions on or prior to the Closing Date, unless waived in whole or in part by Purchaser in writing, at or before the Closing:

         6.1 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings taken in connection with the consummation of the transactions contemplated herein and all documents and papers reasonably required in connection therewith shall be reasonably satisfactory to Purchaser and their counsel; and Purchaser and their counsel shall have timely received copies of such documents and papers, all in form and substance reasonably satisfactory to Purchaser and their counsel, as reasonably requested by Purchaser or their counsel in connection therewith.

         6.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the SubMicron Group contained in this Agreement and any Ancillary Documents shall be true and correct when made and shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; provided, however, that with respect to representations and warranties in Section 3.12 hereof relating to the Excluded Assets, such representations and warranties shall be materially true and correct.

         6.3 COMPLIANCE WITH AGREEMENTS AND CONDITIONS. The SubMicron Group shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the SubMicron Group prior to or on the Closing Date.

         6.4 CERTIFICATES OF SELLERS. The SubMicron Group shall have delivered to Purchaser certificates executed by the President of each member of the SubMicron Group, dated as of the Closing, substantially in the form of Exhibit C attached hereto certifying as to the fulfillment and satisfaction of the conditions specified in Sections 6.2, 6.3, and 6.9.

         6.5 RESOLUTIONS. Purchaser shall have received duly adopted resolutions of the Board of Directors of each member of the SubMicron Group, certified by the Secretary or Assistant Secretary of the SubMicron Group, dated as of the Closing Date, authorizing and approving the execution of this Agreement, the Ancillary Documents, and all other action necessary to enable the SubMicron Group to comply with the terms hereof.

         6.6 REQUIRED CONSENTS AND ASSIGNED CONTRACTS. Purchaser shall have received from the SubMicron Group the Required Consents with respect to any Transferred Assets which are not assigned to Purchaser pursuant to the Sale Order and the SubMicron Group shall have taken all action required to have been taken and made all payments required to have been made to permit assumption and assignment of the Assigned Contracts to Purchaser under section 365(b) and (f) of the Bankruptcy Code, except as required by Section 1.5(a)(iv).

         6.7 NO INCONSISTENT REQUIREMENTS. No statute, rule, or regulation shall have been enacted, entered, promulgated, or enforced by any court or governmental authority (domestic or foreign); and there shall not be in effect any judgment, order, injunction, or decree of any court of competent jurisdiction that prohibits or restricts the consummation of the transactions contemplated hereby.

         6.8 PERMITS. All Permits shall have been transferred to Purchaser (or Purchaser's designee) or reissued to Purchaser (or Purchaser's designee), provided, that this condition shall be deemed satisfied to the extent that applicable law (including, but not limited to, applicable Environmental Law) would allow Purchaser to obtain such Permits after Closing without being deemed to be in violation of applicable laws.

         6.9 MATERIAL CUSTOMER LOSS. Since the date of this Agreement, there has been no Material Customer Loss (as determined by Purchaser in its sole and absolute discretion) that is not cured within seven (7) days of such Material Customer Loss.

         6.10 RELEASE OF LIENS. The SubMicron Group shall have complied with
Section 2.15 hereof.

         6.11 HART-SCOTT-RODINO. All required filings under the HSR Act shall have been completed and all applicable time limitations under the HSR Act shall have expired without a


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

request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the HSR Act shall have occurred without the objection of such federal authorities.

         6.12 ANCILLARY DOCUMENTS. The SubMicron Group shall have executed and delivered all Ancillary Documents contemplated by this Agreement.

         6.13 BANKRUPTCY COURT ORDERS. The Bankruptcy Court shall have entered the Procedures Order and the Sale Order, each of which shall have become Final Orders (as defined below). The Sale Order shall have authorized Sellers to (a) convey to Purchaser all of their right, title, and interest in and to the Transferred Assets and the Manufacturing Business free and clear of all Liens (other than Permitted Liens) of any nature whatsoever, which Liens shall attach to the proceeds of the sale under section 363(f) of the Bankruptcy Code, (b) distribute portions of the Cash Consideration as provided in Section 1.4 hereof, and (c) convey to Purchaser the Assumed Liabilities. Simultaneous with the entry of the Sale Order, all Assigned Contracts shall have been assumed by Sellers and the Bankruptcy Court shall have approved such assumption and the assignment of the Assigned Contracts thereof by the Company pursuant to section 365 of the Bankruptcy Code by an order in form and substance reasonably acceptable to Purchaser (the "365 Order"), which may be the Sale Order. The 365 Order shall provide that the Assigned Contracts will be transferred to, and remain in full force and effect for the benefit of, Purchaser, notwithstanding any provision in such Assigned Contracts (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer. Nothing in this Section 6.13, or any other section of this Agreement, shall preclude Sellers or Purchaser from consummating the transactions contemplated herein if Purchaser, in its sole discretion, waives the requirement that the Sale Order, 365 Order, or any of the other orders be Final Orders (as defined below). No notice of such waiver of this or any other condition to Closing need be given except to Sellers or Purchaser, as explicitly required in this Agreement, it being the intention of the parties hereto that Purchaser shall be entitled to, and is not waiving, the protection of section 363(m) of the Bankruptcy Code, the mootness doctrine, and any similar statute or body of law if the Closing occurs in the absence of a Final Order. For purposes of this Agreement, "Final Order" shall mean an order or judgment of a court of competent jurisdiction, the implementation or operation or effect of which has not been stayed and as to which order or judgment (or any revision, modification, or amendment thereof reasonably acceptable to Purchaser) the time to appeal or seek review or rehearing or writ of certiorari has expired, and as to which no appeal or petition for review or rehearing or certiorari has been taken.

         6.14 CHANGE OF CORPORATE NAME. Sellers shall have delivered to Purchaser evidence satisfactory to Purchaser of the change of each of Sellers' corporate name to a name




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

reasonably satisfactory to Purchaser effective as of the Closing; provided, however, that Sellers shall be permitted to continue to use their respective corporate names after the Closing to identify themselves solely to fulfill their obligations to administer the bankruptcy estate, liquidate their remaining assets, or close the Chapter 11 Cases.

         6.15 CLAIM CONSIDERATION. The KB Mezzanine Fund II, L.P., Celerity Silicon, L.L.C. and each of their Affiliates (the "Equinox Parties") (i) shall have assigned to Purchaser all of their right, title and interest in, and any claims relating to or arising out of, the Senior Subordinated Notes and the Equinox DIP Financing Consideration, as contemplated by the Series 1999 Contribution Agreement, Series B Purchase and Sale Agreement and Series 12% Purchase and Sale Agreement, each by and between the Equinox Parties and Purchaser (the "Contribution Agreements"), and (ii) if requested by Purchaser, shall have asserted the Equinox Parties' rights under that certain Intercreditor Agreement, dated November 24, 1998, by and between the Equinox Parties and the other holders of the Series B Notes (the "Intercreditor Agreement"), pursuant to the terms of the Contribution Agreements, (including, without limitation, by executing the Non-Equinox Series B Purchase and Sale Agreement, on behalf of the holders of the Series B Notes other than the Equinox Parties).

         6.16 DISREGARD ENTITY. To the extent an election has not been made to treat the Akrion Entities as a Disregard Entity and if such Akrion Entity is eligible to make such election, the Company shall have made and filed a timely election, pursuant to Section 301.7701-3 of the Treasury Regulations, with the Internal Revenue Service on Form 8832 to treat each such eligible Akrion Entity as a Disregard Entity.

         6.17 RETENTION AGREEMENTS. The Retention Agreements, each dated June 1, 1999, by and between the Company and the Retained Managers (as define below), shall have been cancelled and shall be of no further force and effect. For purposes of this Agreement, the "Retained Managers" shall mean David Ferran, James Molinaro, Richard Novak, Robert Tetu, Leland Stevens, John Kizer, Jae-Inh Song, Ismail Kashkoush, Benjamin Kimura, Kenneth Burross, John Inglis, James Hale, Hardie Macauley, Christopher Watts, Michael Lamarra, Steven Figard, Robert Monko, Konstantinos Kountroubis, John Volkert, John Kilpatrick, and Lisa Bolanowski.

         6.18 EQUINOX DIP FINANCING. The Bankruptcy Court shall have approved debtor-in-possession financing to be provided by one or more of the Equinox Parties between the date hereof and the Closing Date with an availability of not less than $3.9 million (less any amounts drawn thereon).


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

7.       CONDITIONS TO OBLIGATIONS OF SELLERS.

         All of the obligations of Sellers under this Agreement are subject to the fulfillment and satisfaction of each and all of the following conditions on or prior to the Closing Date, unless waived in whole or in part by Sellers in writing, at or before the Closing:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Section 4 of this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made as of the Closing Date.

         7.2 COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or on the Closing Date.

         7.3 CERTIFICATE OF PURCHASER. Purchaser shall have delivered to Sellers a certificate, dated the Closing Date, in the form of Exhibit D attached hereto certifying to the fulfillment and satisfaction of the conditions specified in Sections 7.1 and 7.2.

         7.4 RESOLUTIONS. Purchaser shall have delivered to Sellers duly adopted resolutions of the Members or Management Committee of Purchaser, dated as of the Closing Date, authorizing and approving the execution of this Agreement by Purchaser and all other action necessary to enable Purchaser to comply with the terms of this Agreement.

         7.5 NO INCONSISTENT REQUIREMENTS. No statute, rule, or regulation shall have been enacted, entered, promulgated, or enforced by any court or governmental authority (domestic or foreign), and there shall not be in effect any judgment, order, injunction, or decree of any court of competent jurisdiction, which prohibits or restricts the consummation of the transactions contemplated hereby.

         7.6 HART-SCOTT-RODINO. All required filings under the HSR Act shall have been completed and all applicable time limitations under the HSR Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

         7.7 BANKRUPTCY COURT ORDERS. The Bankruptcy Court shall have entered the Procedures Order, the Sale Order and the 365 Order, which shall not have been stayed pending appeal. The Sale Order shall have authorized Sellers to convey to Purchaser all of their right, title, and interest in and to the Transferred Assets and the Manufacturing Business free and clear of all Liens (other than Permitted Liens) of any nature whatsoever, which Liens shall attach to the proceeds of the Sale Order under Section 363(f) of the Bankruptcy Code, (b) distribute portions of the Cash Consideration as provided in Section 1.4 hereof, and (c) convey to Purchaser the Assumed Liabilities. Simultaneous with the entry of the Sale Order, all Assigned Contracts shall have been assumed by Sellers and the Bankruptcy Court shall have approved such assumption and the assignment of the Assigned Contracts by the Company pursuant to the 365 Order, and such 365 Order shall have provided that the Assigned Contracts will be transferred to, and remain in full force and effect for the benefit of, Purchaser, notwithstanding any provision in such Assigned Contracts (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer.

         7.8 CLAIM CONSIDERATION. The Equinox Parties shall have assigned to Purchaser all of their right, title and interest in the Senior Subordinated Notes and the Equinox DIP Financing Consideration and any claims the Equinox Parties may have arising out of or relating to the Senior Subordinated Notes and the Equinox DIP Financing Consideration.

8.       INDEMNITIES.

         8.1 INDEMNIFICATION OF PURCHASER. Sellers shall, jointly and severally, indemnify and hold harmless Purchaser and its officers, directors, employees, affiliates, controlling persons, stockholders, agents and representatives, and their successors and assigns (hereafter, individually, a "Purchaser Indemnitee," or collectively, "Purchaser Indemnitees") from and against, and in respect of, any and all loss, damage, liability, obligation, Taxes, cost and expense, including reasonable attorneys' fees, penalties, fines, interest, and amounts paid in settlement ("Losses") pursuant to Section 8.3(b) below or otherwise, suffered or incurred by any Purchaser Indemnitee ("Purchaser's Indemnified Losses") by reason of, or arising out of:

                  (a) any misrepresentation, breach of warranty, or breach or nonfulfillment of any agreement, undertaking or, covenant of the SubMicron Group contained in this Agreement, the Disclosure Schedules, or the Ancillary Documents;

                  (b) all obligations and liabilities of Sellers other than the Assumed Liabilities, whether direct or indirect, fixed or contingent, known or unknown, including, without limitation, (i) any such obligations or liabilities or any Losses relating to the Excluded Assets, (ii) all obligations and liabilities resulting from or arising out of any default, breach, misfeasance, malfeasance, or nonfeasance by the SubMicron Group or its predecessors prior to the Closing under or with respect to any Assigned Contract, and (iii) (A) any liabilities, obligations, or responsibilities related to the SubMicron Group's or its predecessors' violations,


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


prior to the Closing Date, of applicable Environmental Laws; (B) any liabilities, obligations, or responsibilities related to the Release, discharge, or disposal of Contaminants at, on, under, or from the Transferred Assets prior to the Closing Date, including, but not limited to, liabilities related to personal or bodily injury, property damage, loss of life, or the investigation and remediation of such Contaminants; and (C) any liabilities, obligations, or responsibilities related to the disposal, storage, transportation, discharge, handling, Release, or recycling of Contaminants, or the arrangement for the same activities, by Sellers, prior to the Closing Date, at locations other than the Transferred Assets, including, but not limited to, liabilities related to personal or bodily injury, property damage, loss of life, or the investigation and remediation of such Contaminants;

                  (c) any claims, liabilities, obligations, damages, costs and expenses, known or unknown, fixed or contingent, claimed or demanded by third parties against Purchaser arising out of or resulting from the SubMicron Group's or its predecessors' prior owners' lessees' licensees' or other occupants' operation or conduct of the Manufacturing Business or the Transferred Assets prior to the Closing;

                  (d) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated hereby;

                  (e) any Taxes relating to the Transferred Assets or the Manufacturing Business with respect to all periods ending on or before the Closing Date;

         8.2 INDEMNIFICATION OF SELLERS. Purchaser shall indemnify and hold harmless Sellers, and their respective officers, directors, employees, affiliates, controlling persons, stockholders, agents and representatives, and their successors and assigns (hereinafter, individually, a "Seller Indemnitee," or collectively, "Sellers' Indemnitees") from and against any and in respect of any and all Losses, suffered or incurred by any Sellers' Indemnitee ("Sellers' Indemnified Losses") by reason of, or arising out of:

                  (a) any misrepresentation, breach of warranty, or nonfulfillment of any agreement, undertaking, or covenant of Purchaser contained in this Agreement or the Ancillary Documents;

                  (b) the Assumed Liabilities (except, with respect to Assumed Liabilities under any Assigned Contract, where the loss results from or arises out of any default, breach, misfeasance, malfeasance, or nonfeasance by Sellers prior to the Closing under or with respect to such Assigned Contract); or


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

                  (c) any claims, liabilities, obligations, damages, costs, and expenses, known or unknown, fixed or contingent, claimed, or demanded by third parties against Sellers arising out of or resulting from Purchaser's operation or conduct of the Manufacturing Business or the Transferred Assets from and after the Closing.

         8.3 DEFENSE OF CLAIMS.

                  (a) If any claim or action by a third party arises after the Closing Date and during the Survival Period for which (i) Sellers may be liable to any Purchaser Indemnitee or (ii) Purchaser may be liable to any Sellers' Indemnitee (for purposes of this Section 8.3, Purchaser Indemnitees and Sellers Indemnitees are sometimes referred to as "Indemnitee(s)," Sellers' Indemnified Losses and Purchaser's Indemnified Losses are sometimes referred to as Loss(es), and Sellers and Purchaser are sometimes referred to as "Indemnitor(s)," in each case, as the context requires), then in such event the affected Indemnitees shall notify their Indemnitor within a reasonable time after such claim or action arises and is known to such Indemnitees, and shall give such Indemnitor a reasonable opportunity:

                           (A) to conduct any proceedings or negotiations in
                  connection therewith and necessary or appropriate to defend Indemnitees;

                           (B) to take all other required steps or proceedings
                  to settle or defend any such claim or action; and

                           (C) to employ counsel to contest any such claim or
                  action in the name of Indemnitees or otherwise;

provided, however, that the failure to so notify the Indemnitor shall not relieve the Indemnitor of its obligations hereunder, except to the extent that the Indemnitor is actually prejudiced by such failure. The expenses of all proceedings, contests, or lawsuits with respect to such claims or actions shall be borne by Indemnitor. If Indemnitor wishes to assume the defense of such claim or action, then Indemnitor shall give written notice to Indemnitees within twenty (20) days after notice from Indemnitees of such claim or action (unless the claim or action reasonably requires a response in less than twenty (20) days after the notice is given to Sellers, in which event it shall notify Indemnitees at least five (5) days prior to such reasonably required response date), and Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to Indemnitees; provided that Indemnitees may participate in such defense at their own expense, provided, however, that if the Indemnitee is, in the judgment of its counsel, entitled to assert a defense which conflicts with a defense of the Indemnitor or which the Indemnitor is not entitled to assert for any reason, the

Indemnitor shall be liable for the fees and expenses of counsel employed by the Indemnitee for such purpose. The Indemnitor will be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnitor has not assumed the defense of a third party claim whether or not the Indemnitor ultimately chooses to defend any such third party claim. In connection with any third party claim, the defense of which has been assumed by the Indemnitor hereby, the Indemnitor agrees to keep the Indemnitee reasonably informed of the status thereof at all stages including providing to the Indemnitee copies of all pleadings and other material papers and correspondence in connection with such third party claim.

                  (b) If Indemnitor does not assume the defense of, or if after so assuming, Indemnitor fails to defend any such claim or action, then Indemnitees may defend against such claim or action in such manner as they may deem appropriate (provided that Indemnitor may participate in such defense at its own expense) and Indemnitees may settle such claim or litigation on such terms as they may deem appropriate, and Indemnitor shall promptly reimburse Indemnitees for the amount of all expenses, legal and otherwise, reasonably incurred by Indemnitees in connection with the defense against and settlement of such claim or action. If no settlement of such claim or litigation is made, Indemnitor shall satisfy any judgment rendered with respect to such claim or in such action, before Indemnitees are required to do so, and pay all expenses, legal or otherwise, reasonably incurred by Indemnitees in the defense of such claim or litigation.

                  (c) If a judgment is rendered against any of the Indemnitees in any action covered by the indemnification hereunder, or any lien in respect of such judgment attaches to any of the assets of any of the Indemnitees, their Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of such Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, Indemnitor shall forthwith pay such judgment (and related expenses) or discharge such lien before any of Indemnitees are compelled to do so.

         8.4 ADJUSTMENT TO PURCHASE PRICE. Any payments in respect of any indemnification obligations of Sellers or Purchaser relating to this Agreement or the Ancillary Document shall be treated by Purchaser and Sellers as an adjustment to the Purchase Price unless a determination (as defined in section 1313(a) of the Internal Revenue Code) with respect to an indemnified party causes any such payment not to constitute an adjustment to the Purchase Price for federal tax purposes.

         8.5 LIMITATION ON INDEMNIFICATION. Purchaser's claims for Purchaser's Indemnified Losses shall rank and be payable as administrative claims of Sellers' respective bank-

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

ruptcy estates pursuant to sections 503(b) and 507(a) of the Bankruptcy Code; provided that, such claims shall be subordinate in right of payment to the allowed administrative claims of Sellers' Bankruptcy Court-authorized professional for compensation of fees and reimbursement of expenses; provided, further, that any such administrative claims in respect of professional fees and expenses in excess of $550,000 shall be subordinate to Purchaser's Indemnified Losses.

         8.6 PURCHASER'S KNOWLEDGE. Purchaser's knowledge of any material inaccuracy of any representation or warranty made by the SubMicron Group pursuant to Section 3 hereof shall not limit or otherwise affect Purchaser's ability to seek indemnification pursuant to Section 8.1(a) hereof; provided, however, that the foregoing shall only apply to the extent that Purchaser's knowledge does not pre-date the date of this Agreement (other than with respect to the Excluded Assets and liabilities and obligations relating to Taxes for periods prior to the Closing).

9.       SURVIVAL OF REPRESENTATIONS.

         9.1 SURVIVAL. The representations, warranties, covenants, agreements, and indemnifications of the parties contained in this Agreement shall survive the consummation of the transactions contemplated herein and continue in full force and effect as follows (each period defined below, as applicable, the "Survival Period"):

                  (a) All covenants and agreements of the parties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement indefinitely, unless otherwise specifically provided herein;

                  (b) The representations and warranties of the parties contained in Sections 3 and 4 of this Agreement and the indemnifications contained in Sections 1.6, 2.5, 2.8, 2.9, 2.10, 2.12, 2.20, 8.1 and 8.2 shall continue in effect for a period beginning on the Closing Date and ending on the date of the Bankruptcy Closing Event; and

                  (c) Notwithstanding the foregoing, each Survival Period shall be extended automatically to include any time period necessary to resolve a specific claim for indemnification which was made before expiration of the Survival Period, but not resolved prior to its expiration; and provided, further, that any such extension shall apply only as to claims asserted and not so resolved within the Survival Period.


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


10.      TERMINATION.

         10.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                  (a) by the mutual written consent of the parties hereto;

                  (b) by either Purchaser or the Company upon written notice to the other party (i) thirty (30) days after the date on which any request or application for a Required Consent from a governmental entity shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such Required Consent, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable governmental entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this clause (i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

                  (c) by either Purchaser or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained herein), if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing, and which breach, individually or together with all other such breaches, would have a material adverse effect on the Manufacturing Business or the Transferred Assets, in the case of breaches by the SubMicron Group, or a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby, in the case of breaches by Purchaser;

                  (d) by either Purchaser or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto;

                  (e) by Purchaser, if the Closing Date shall not have occurred on or prior to October 22, 1999, unless the failure of such occurrence shall be due to the failure of Purchaser to perform or observe its agreements as set forth in this Agreement required to be performed or observed by such party on or before the Closing Date;

                  (f) by Purchaser or the Company, if the Closing Date shall not have occurred on or prior to November 30, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements as set forth in this Agreement required to be performed or observed by such party on or before the Closing Date;

                  (g) by Purchaser or the Company, if the Board of Directors of the Company has withdrawn, modified, or changed in a manner adverse to Purchaser its approval or recommendation of this Agreement in order to approve and permit Sellers to execute a definitive agreement relating to an Overbid Transaction or any other sale or disposition of a material portion of the Business or the Assets or of an equity interest in Sellers;

                  (h) by Purchaser or the Company, if the Bankruptcy Court shall have approved Sellers' execution of a definitive agreement relating to an Overbid Transaction or any other sale or disposition of a material portion of the Manufacturing Business or the Transferred Assets or of an equity interest in Sellers;

                  (i) by Purchaser, if the Bankruptcy Court has not entered the Procedures Order within five (5) Business Days of the Petition Date, which termination right must be exercised within twenty four (24) hours of the failure of the Bankruptcy Court to so enter the Procedures Order; or

                  (j) by Purchaser, if the Bankruptcy Court has not entered the Sale Order on or before October 12, 1999;

                  (k) by Purchaser, if there shall have been a Material Customer Loss (as determined by Purchaser in its sole and absolute discretion), which shall remain uncured for seven days from the date of such Material Customer Loss (such cure, as determined by Purchaser in its sole and absolute discretion), and Purchaser agrees to assist the SubMicron Group in good faith to cure such Material Customer Loss prior to exercising Purchaser's termination rights in this Section 10.1(k), (provided, that, Purchaser shall not be required to assist Sellers for more than seven days and shall not be required to take any action or expend any money in providing such assistance);

                  (l) by Purchaser, if Purchaser determines, in its sole and absolute discretion, that any liabilities of the SubMicron Group or its direct or indirect subsidiaries relating to Taxes for periods prior to the Closing may become direct or indirect liabilities or obligations of Purchaser; or

                  (m) by Purchaser if the Bankruptcy Court modifies the proposed Procedures Order, which termination right must be exercised within a 24 hours of such modification.

         10.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 10.1, this Agreement will become void and of no further force and effect, except for the provisions of Sections 2.2, 2.4, 10.3 (to the extent applicable), 11.1, 11.4, 11.8 and this Section 10.2, provided, however, nothing in this Section 10.2 will be deemed to release any party from any liability for breach by any such party of the terms and provisions of this Agreement or to compel specific performance by, or seek equitable relief or similar remedies from, the other party of its obligations under this Agreement or any Ancillary Documents.

         10.3 TERMINATION PAYMENT.

                  (a) In the event that (i) this Agreement is terminated pursuant to Section 10.1(g) or (h) then the Company shall pay to Purchaser, simultaneously with the consummation of any Overbid Transaction, by wire transfer of immediately available funds, to such account as Purchaser shall designate, an amount equal to the sum of (x) $1 million (the "Termination Fee") plus (y) the actual costs and expenses incurred by Purchaser and the Purchasing Group (as defined below) in connection with that Letter Agreement, dated July 23, 1999 (the "Letter of Intent"), between the Company, Sunrise Capital Partners, L.P., The KB Mezzanine Fund II, L.P. and Celerity Silicon, L.L.C. (the "Purchasing Group"), this Agreement, and the transactions contemplated thereby and hereby, including, but not limited to, professional services (including, but not limited to, investment banking, accounting, and legal services) (the "Expense Reimbursement", and together with the Termination Fee, the "Termination Payment").

                  (b) Sellers' obligation to pay the Termination Payment shall survive termination of this Agreement and shall constitute an administrative expense (which shall be a superpriority administrative expense claim senior to all other administrative expense claims other than administrative expense claims arising under Sellers' debtor-in-possession financing facility) of Sellers under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, those expenses set forth in Section 8.5 hereof.

11.      MISCELLANEOUS.

         11.1     NOTICES.

                  (a) All notices, demands, or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or by courier, or sent by prepaid, first class, certified or registered air mail, return receipt requested, or by facsimile transmission to the intended recipient thereof at its address, or facsimile number set out below. Any such notice, demand, or communication shall be deemed to have been duly given immediately (if given or made by confirmed facsimile), or three (3) days after mailing (if given or made by letter), and in proving same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted, or that receipt of a facsimile was confirmed in writing or by return facsimile by the recipient. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

         (i)      If to Purchaser:     Akrion LLC
                                       Sunrise Capital Partners, L.P.
                                       685 Third Avenue, 15th Floor
                                       New York, NY  10017
                                       Attn:  Joseph A. Julian, Jr.
                                       Facsimile No.  (212) 582-3016

                  with a copy to:      Skadden, Arps, Slate, Meagher & Flom LLP
                                       919 Third Avenue
                                       New York, New York 10022
                                       Attn: Eileen Nugent Simon, Esq.
                                       Facsimile No. (212) 735-2000

         (ii)     If to Sellers:       SubMicron Systems Corporation
                                       c/o Cozen and O'Connor
                                       1900 Market Street
                                       Philadelphia, PA  19103
                                       Attn:  Richard J. Busis, Esq.
                                       Facsimile No.  (215) 665-2013
                  with a copy to:      Cozen and O'Connor
                                       1900 Market Street
                                       Philadelphia, PA 19103
                                       Attn: Richard J. Busis, Esq.
                                       Facsimile No. (215) 665-2013

                  (b) Any party may change the address to which notices, requests, demands, or other communications to such parties shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

         11.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         11.3 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement, the Ancillary Documents, and the Procedures Order and the Sale Order contain the sole and entire agreement among the parties with respect to the matters covered hereby, except for the Confidentiality Agreement to the extent provided in Section 2.2. The Disclosure Schedules, Exhibits and Appendices hereto are incorporated into this Agreement and will be deemed a part hereof as if set forth herein in full. References to "this Agreement" "herein," "hereof," and words of similar import refer to this Agreement, including the Disclosure Schedules, Exhibits or Appendices as an entirety. In the event of any conflict between this Agreement and any Disclosure Schedule, Exhibit or Appendix, this Agreement will control. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

         11.4 GOVERNING LAW. The validity and effect of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the rules relating to conflicts of law.

         11.5 PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid, and enforceable. If any term of this Agreement, or part hereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid, or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid, or unenforceable provision of this Agreement shall be replaced by a valid provision that will implement the commercial purpose of the illegal, invalid, or unenforceable provision.

         11.6 HEADINGS. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

         11.7 TIME OF PERFORMANCE. Time is of the essence.

         11.8 SUBMISSION TO JURISDICTION. The parties hereby agree that, without limitation of any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise, result from, or be connected with this Agreement, any breach or default hereunder, or the transactions contemplated hereby and (b) any and all claims, actions, causes of action, suits, and proceedings relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

         11.9 ENFORCEABILITY; SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of, and is enforceable by, the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other party, provided, however, that Purchaser shall be permitted to grant a security interest in its right, title, and interest in and to this Agreement to its lenders.

         11.10 WAIVER, EXTENSION. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

         11.11 REMEDIES, NO WAIVER. The rights and remedies provided in this Agreement and the Ancillary Documents will be cumulative and not exclusive of any rights or remedies provided by law. No failure or delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of the right, power, or privilege. A single or partial exercise of any right, power, or privilege will not preclude any other or further exercise of such right, power, or privilege or any other right, power, or privilege. No waiver shall constitute a waiver of, or assent to, any succeeding breach of, or default on, the same or any other term or condition hereof.

         11.12 NO THIRD-PARTY RIGHTS. This Agreement is not intended, and will not be construed, to create any rights in any parties other than Sellers and Purchaser, and no person may assert any rights as third-party beneficiary hereunder, except as provided in Sections 8 (Indemnities) and 11.9 (Enforceability; Successors and Assigns).

         11.13 MISCELLANEOUS. For purposes of this Agreement, the term "SubMicron Group" shall mean Sellers and the Akrion Entities and in all instances the term the "SubMicron Group" shall be deemed to include and refer to both (i) each member of the SubMicron Group individually, and (ii) the members of the SubMicron Group collectively.

12.      INDEX OF DEFINITIONS.

         The definitions for the following defined terms used in this Agreement can be found as follows:

         DEFINED TERM                                PARAGRAPH OR SECTION
         ------------                                --------------------

active employee                                          2.9(a)(ii)
Affiliates                                               2.8(a)
Agreement                                                Preamble
Akrion Entities                                          1.1(l)
Alternate Bid                                            2.17(d)(iii)
Ancillary Documents                                      1.8(a)(i)
Assigned Contracts                                       1.1(g)
Assumed Accrued Benefits                                 1.5(a)(iii)
Assumed Benefits                                         1.1(i)
Assumed Liabilities                                      1.5(a)
Auction                                                  2.17(e)
Bankruptcy Closing Event                                 2.3(b)
Bankruptcy Code                                          Recitals
Bankruptcy Court                                         Recitals
Blum                                                     4.4
Cash Consideration                                       1.3(a)
Chapter 11 Cases                                         2.7(a)
Claim Consideration                                      1.3(b)
Claims                                                   2.9(b)(i)
Closed Purchase Orders                                   1.6(b)
Closing                                                  1.7
Closing Date                                             1.7
Code                                                     3.16(b)
Company                                                  Preamble
Confidentiality Agreement                                2.2
Contaminants                                             3.17(d)(ii)
Contribution Agreements                                  6.15
Deposit                                                  2.17(d)(iii)
Disclosure Schedules                                     3.1
Disregard Entity                                         3.14(c)
Domestic Subsidiaries                                    Preamble
Employment Laws                                          3.15(c)(ix)


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


Environmental Laws                                       3.17(d)(i)
Equinox DIP Financing Consideration                      1.3(e)
Equinox Parties                                          6.15
ERISA                                                    3.16(a)
ERISA Affiliate                                          3.16(a)
Exchange Act                                             3.20(a)
Excluded Assets                                          1.2
Expense Reimbursement                                    10.3(a)
Final Order                                              6.13
Greyrock                                                 1.4(b)
Greyrock Debt                                            1.4(b)
Greyrock DIP Financing                                   1.4(b)
HSR Act                                                  2.13(a)
Income Taxes                                             2.5(c)
Indemnitees                                              8.3(a)
Indemnitor                                               8.3(a)
Individual Holders                                       1.3(d)
Intellectual Property                                    3.11(a)
Intercompany Accounts                                    1.9
Intercreditor Agreement                                  6.15
Intercreditor Consideration                              1.3(d)
IRS                                                      3.16(b)
Inventories                                              1.1(c)
June 1999 Balance Sheet                                  1.9
June 1999 Financial Statements                           3.20(b)
Labor Agreements                                         3.15(b)
Labor Disturbance                                        2.9(b)(i)(B)
Labor Relations Matter                                   2.9(b)(i)(A)
Leased Real Property                                     3.10(a)
Letter of Intent                                         10.3(a)
Liens                                                    3.7
Losses                                                   8.1
Manufacturing Business                                   Recitals
Material Adverse Effect                                  3.20(a)
Material Contracts                                       3.12
Material Customer Loss                                   3.22
Open Purchase Orders                                     1.2
Overbid Deadline                                         2.17(d)(i)
Overbids                                                 2.17(d)

Owned Real Property                                      3.10(a)
Patents                                                  3.11(a)
Permits                                                  3.6
Permitted Encumbrances                                   3.7(a)
Personal Property                                        1.1(b)
Petition Date                                            Recitals
Petitions                                                Recitals
Plan or Plans                                            3.16(a)
Prepaids                                                 1.1(j)
Procedures Order                                         2.7(a)
Products                                                 2.8(a)(i)
Purchase Price                                           1.3
Purchaser                                                Preamble
Purchaser Indemnitees                                    8.1
Purchaser Plans                                          2.12(a)
Purchaser's Indemnified Losses                           8.1
Purchasing Group                                         10.3(a)
Qualified Overbid                                        2.17(d)(ii)
Real Property                                            1.1(a)
Realty Use Rights                                        3.10(c)
Receivables                                              1.1(d)
Release                                                  3.17(d)(iii)
Required Consents                                        3.5
Retained Managers                                        6.17
Sale Hearing                                             2.17(d)(i)
Sale Order                                               2.7(b)
Schedule Updates                                         2.16
SEC Reports                                              3.20(a)
Securities Act                                           2.3(c)
Sellers                                                  Preamble
Sellers' Indemnified Losses                              8.2
Sellers' Indemnitees                                     8.2
Senior Subordinated Notes                                1.3(b)
Series B Notes                                           1.3(b)
Series 1999 Notes                                        1.3(b)
Software Programs                                        3.11(a)
SubMicron Group                                          11.13
Subsequent Overbid                                       2.17(d)(ii)(1)
Subsidiaries                                             Preamble

Successful Bid                                           2.17(d)(iii)
Successful Bidder                                        2.17(d)(iii)
Survival Period                                          9.1
Systems                                                  Preamble
Tax Returns                                              3.14(a)
Taxes                                                    3.14(a)
Termination                                              2.9(b)(i)(C)
Termination Costs                                        2.9(b)(i)(C)
Termination Fee                                          10.3(a)
Termination Payment                                      10.3(a)
Third Party                                              2.17(b)
365 Order                                                6.13
Trade Payables                                           1.5(a)(i)
Trademarks                                               3.11(a)
Transfer Taxes                                           2.5(a)
Transferred Assets                                       1.1
Transferred Employees                                    2.9(a)(iii)
Treasury Regulations                                     1.6(b)
12% Notes                                                1.3(b)
Union                                                    3.15(c)(i)
U.S. GAAP                                                3.8
Utility Systems                                          3.10(j)
Wet Process Stations                                     Preamble

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   PURCHASER:

                                   AKRION LLC


                                   By: /s/ Joseph A. Julian, Jr.
                                       -------------------------
                                   Name: Joseph A. Julian, Jr.
                                   Title: Vice President

                                   SELLERS:

                                   SUBMICRON SYSTEMS CORPORATION,
                                   on behalf of itself and the Akrion Entities


                                   By: /s/ David J. Ferran
                                       -------------------
                                   Name: David J. Ferran
                                   Title: President

                                   SUBMICRON SYSTEMS, INC.

                                   By: /s/ David J. Ferran
                                       -------------------
                                   Name: David J. Ferran
                                   Title: President

                                   SUBMICRON WET PROCESS STATIONS, INC.

                                   By: /s/ David J. Ferran
                                       -------------------
                                   Name: David J. Ferran
                                   Title: President

                                   SUBMICRON SYSTEMS HOLDINGS I, INC.

                                   By: /s/ David J. Ferran
                                       -------------------
                                   Name: David J. Ferran
                                   Title: President

                              LISTING OF APPENDICES
                              ---------------------

                  APPENDIX                            DESCRIPTION
                  --------                            -----------

                  1.1(a)                              Real Property
                  1.1(b)                              Personal Property
                  1.2                                 Excluded Assets
                  2.9                                 Non-Transferred Employees

                               LISTING OF EXHIBITS
                               -------------------

                     EXHIBIT                DESCRIPTION
                     -------                -----------

                     A                      General Assignment and Bill of Sale
                     C                      Assumption Agreement
                     C                      Form of Sellers' Certificate
                     D                      Form of Purchaser's Certificate

                                       LISTING OF DISCLOSURE SCHEDULES
                                       -------------------------------

       DISCLOSURE SCHEDULES        DESCRIPTION
       --------------------        -----------
        1.5(a)                     Trade Payables
        3.2(a)                     Principal Place of Business; Foreign Qualifications;
                                   Business Locations
        3.2(b)                     Orders, Writs, Judgments, Injunctions and Decrees
        3.4                        Inconsistent Obligations
        3.5                        Required Consents
        3.6                        Permits
        3.7                        Permitted Encumbrances
        3.9(a)                     Condition of Personal Property
        3.9(b)                     Inventory
        3.10(c)                    Realty Use Rights
        3.11(a)                    Patents; License Agreements; Trademarks; Intellectual Property
        3.11(b)                    Authority to Conduct Business and Intellectual Property Rights
        3.12                       Material Contracts
        3.13                       Contingencies
        3.14(a)                    Taxes and Tax Returns
        3.14(b)                    Pending or Threatened Actions by Taxation Authorities
        3.14(c)                    Disregard Entity
        3.15(a)                    Listing of Employees
        3.15(b)                    Collective Bargaining Agreements
        3.15(c)                    Unions, etc.
        3.15(d)                    Employee and Severance Agreements
        3.16(a)                    Benefit Plans
        3.16(c)                    Benefit Plan Non-Compliance
        3.17(a)                    Environmental Matters
        3.17(b)                    Environmental Permits; Regulatory Plans; etc.
        3.19                       Ten Largest Customers and Suppliers
        3.20                       SEC Reports
        3.21                       Material Liabilities or Obligations
        3.22                       Absence of Adverse or Other Changes
        3.23                       Insurance Policies
        3.25                       Brokers
        3.26                       Affiliate Relations